UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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EMCORE CORPORATION

(Name of Registrant as Specified in its Charter)

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EMCORE CORPORATION

10420 Research Road, SE

Albuquerque, New Mexico 87123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MARCH 5, 2014

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Shareholders to Be Held on March 5, 2014: Our 2013 Annual Report and the accompanying proxy materials are available at http://materials.proxyvote.com/290846

To our Shareholders:

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of EMCORE Corporation (the “Company”) will be held at 10:00 A.M. local time on Wednesday, March 5, 2014, at the Company’s offices located at 2015 Chestnut Street, Alhambra, CA 91803, for the following purposes:

(1)	To elect five (5) members to the Company’s Board of Directors;
(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014;
(3)	To approve increasing the number of shares of common stock reserved for issuance under the EMCORE Corporation 2012 Equity Incentive Plan by 1,000,000 shares;
(4)	To approve increasing the number of shares of common stock reserved for issuance under the EMCORE Corporation 2000 Employee Stock Purchase Plan by 1,000,000 shares;
(5)	To provide an advisory vote on executive compensation of the Company’s Named Executive Officers; and
(6)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 9, 2014 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to be present, please vote and submit your proxy as promptly as possible in order to assure the presence of a quorum. You may vote by telephone, Internet or mail. If you vote by telephone or Internet, you do not have to send a proxy card via the mail. This notice and the accompanying Proxy Statement are being mailed on or about January 28, 2014.

By Order of the Board of Directors, /s/ Alfredo Gomez, Esq. Alfredo Gomez Secretary

January 28, 2014

Albuquerque, New Mexico

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON JANUARY 9, 2014 ARE RESPECTFULLY URGED TO VOTE AND SUBMIT A PROXY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS OF RECORD WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

EMCORE CORPORATION

PROXY STATEMENT

EMCORE CORPORATION

10420 Research Road, SE

Albuquerque, New Mexico 87123

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 5, 2014

This Proxy Statement is being furnished to shareholders of record of EMCORE Corporation (the “Company”) as of the close of business on January 9, 2014, in connection with the solicitation on behalf of the Board of Directors of the Company of proxies for use at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 A.M. local time, on March 5, 2014, at the Company’s offices located at 2015 Chestnut Street, Alhambra, CA 91803, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the related proxy materials are first being mailed to shareholders beginning on or about January 28, 2014. Shareholders should review the information provided herein in conjunction with the Company’s 2013 Annual Report to Shareholders. The Company’s principal executive office is located at 10420 Research Road, SE, Albuquerque, New Mexico 87123. The Company’s main telephone number is (505) 332-5000. The Company’s principal executive officers may be reached at the foregoing business address and telephone number.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

(1)	To elect five (5) members to the Company’s Board of Directors;
(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014;
(3)	To approve increasing the number of shares of common stock reserved for issuance under the EMCORE Corporation 2012 Equity Incentive Plan by 1,000,000 shares;
(4)	To approve increasing the number of shares of common stock reserved for issuance under the EMCORE Corporation 2000 Employee Stock Purchase Plan by 1,000,000 shares;
(5)	To provide an advisory vote on executive compensation of the Company’s Named Executive Officers; and
(6)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Unless contrary instructions are indicated on the accompanying proxy, all shares represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the nominees for director named below; (2) FOR ratification of KPMG LLP the Company’s independent registered public accounting firm; (3) FOR approval of the increase in the number of shares of common stock reserved for issuance under the EMCORE Corporation 2012 Equity Incentive Plan; (4) FOR approval of the increase in the number of shares of common stock reserved for issuance under the EMCORE Corporation 2000 Employee Stock Purchase Plan; (5) FOR the approval, on an advisory basis, of the Company’s executive compensation; and (6) by the proxies in their discretion upon any other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the accompanying proxy, such shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

As of the close of business on January 9, 2014 (the “Record Date”), the Company had 30,200,927 shares of no par value common stock (“Common Stock”) issued and outstanding. Each shareholder of record on the Record Date is entitled to one vote on all matters presented at the Annual Meeting for each share of Common Stock held by such shareholder. The presence, either in person or by properly executed proxy, of the holders of the majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives, and guests of the Company.

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, as of the Record Date, you may vote:

(1)     By Internet: Go to www.proxyvote.com and follow the instructions;

(2)     By Telephone: Call toll-free to 1-800-690-6903 and follow the instructions;

(3)     By Mail: If you request a copy of the proxy materials by mail, complete, sign, date and return your proxy card in the envelope supplied to you with written proxy materials; or

(4)     In Person: Attend the Annual Meeting and vote by ballot.

If your shares are held by a bank, broker or other holder of record, you are a beneficial owner of those shares rather than a shareholder of record. If you are a beneficial owner, your bank, broker or other holder of record will forward the proxy materials to you. As a beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by following the voting instructions provided by your bank, broker or other holder of record. Please refer to the proxy materials forwarded by your bank, broker or other holder of record to see if the voting options described above are available to you. Please note that if your shares of Common Stock are held by a bank, broker or other holder of record and you wish to vote at the Annual Meeting, you must present proof of ownership of the Company’s Common Stock as of the Record Date before you will be permitted to vote in person.

Except as noted below, you may use the Internet or any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on Tuesday, March 4, 2014. Your proxy, whether submitted by telephone, via the Internet or by mail, may nevertheless be revoked at any time prior to the voting thereof at your discretion either by a written notice of revocation received by the person or persons named therein or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

Prudential Financial (“Prudential”) is the holder of record of the shares of Common Stock held in the Company’s 401(k) plan. If you are a participant in this plan, you are the beneficial owner of the shares of Common Stock credited to your plan account. As beneficial owner, you have the right to instruct Prudential, as plan administrator, how to vote your shares. In the absence of voting instructions, Prudential has the right to vote shares at its discretion. The vote you submit via proxy card, the telephone or Internet voting systems will serve as your voting instructions to Prudential. To allow sufficient time for Prudential to vote your 401(k) plan shares, your vote, or any re-vote as described above, must be received by 11:59 p.m., Eastern Time, on Sunday, March 2, 2014.

The vote required for approval of each of the proposals before the shareholders at the Annual Meeting is as follows:

For Proposal I – Election of Directors, each nominee for director will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Each shareholder may vote for or withhold such vote from any or all nominees. The five nominees who receive the most votes that are properly cast at the Annual Meeting will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the vote for Proposal I. For each of Proposal II – Ratification of the Appointment of Independent Registered Public Accounting Firm, Proposal III – Approval of the Amendment to the EMCORE Corporation 2012 Equity Incentive Plan, Proposal IV – Approval of the Amendment to the EMCORE Corporation 2000 Employee Stock Purchase Plan, and Proposal V – Advisory Vote on Executive Compensation, an affirmative vote of a majority of shares present in person or represented by proxy and that are entitled to vote on such proposal at the Annual Meeting is required to approve each such proposal. Each shareholder may vote for, vote against or abstain from voting on each of these proposals. Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of the vote for each proposal.

A broker non-vote occurs when a bank or broker does not vote on a particular proposal because such bank or broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner of the shares. If you hold your shares through a bank or broker and do not provide voting instructions to the bank or broker, then under the applicable New York Stock Exchange rules, the bank or broker may vote your shares in its discretion with respect to Proposal II above, but may not vote your shares with respect to any of the other proposals. If no such instructions are received by the bank or broker in respect of Proposal I, III, IV or V, the result will be a broker non-vote in respect of those proposals.

Please note that the proposals regarding executive compensation and the ratification of the appointment of our independent registered public accounting firm are advisory only and will not be binding on the Company or the Board. The results of the votes on those advisory proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

INFORMATION CONCERNING THE PROXY

The accompanying proxy is solicited on behalf of the Company’s Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder of record giving the proxy so desire. Shareholders of record have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary at the Company’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting. Beneficial shareholders, those whose shares are held by a bank, broker or other holder of record, must refer to the proxy materials forwarded by their bank, broker or other holder of record to see if and how to revoke their proxy.

The cost of preparing and making available this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the proxy is borne by the Company. The Company has retained Morrow & Co., LLC to assist in the solicitation of proxies at an estimated cost of $15,000 plus expenses. In addition, solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by directors, officers or regular employees of the Company. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

We intend to mail this Proxy Statement and accompanying proxy card and 2013 Annual Report on or about January 28, 2014 to all shareholders entitled to vote at the Annual Meeting. In addition, this Proxy Statement and our 2013 Annual Report will be available under the “Investor” tab on our website (www.emcore.com) beginning on or about January 28, 2014.

PROPOSAL I:

ELECTION OF DIRECTORS

Pursuant to the Company’s Restated Certificate of Incorporation, the Board of Directors of the Company is divided into three classes, as set forth in the following table. The directors in each class hold office for staggered terms of three years. The Class A directors, Messrs. Bogomolny, Becker and Fine are each being proposed for a three-year term (expiring in 2017) at this Annual Meeting. In addition, in accordance with the New Jersey Business Corporation Act, Mr. Richards, who has been reclassified from a Class A director to a Class C director, and Mr. Domenik, who has been appointed as a Class C director by the Board on December 9, 2013, have also been nominated for election for a one-year term (expiring in 2015). Each of the director nominees is a current director. Our current directors, Thomas Russell and John Gillen have chosen not to stand for re-election and to retire, respectively, at the 2014 Annual Meeting.

The shares represented by proxies will be voted, unless otherwise specified, in favor of the nominees for the Board of Directors named below. If, as a result of circumstances not known or unforeseen, any such nominee shall be unavailable to serve as director, proxies will be voted for the election of such other person as the Board of Directors may select.

The following table sets forth certain information regarding the members of and nominees for the Board of Directors:

Name and Other Information	Age	Class and Year in Which Term Will Expire	Principal Occupation	Served as Director Since

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Robert L. Bogomolny (1)(2)(6)	75	Class A 2014	President, University of Baltimore	2002
Steven R. Becker (2)(5)(6)	47	Class A 2014	Co-Founder and Managing Director Becker Drapkin Management, L.P.	2013
Gerald J. Fine, Ph.D. (1)(4)(6)	55	Class A 2014	Professor of Practice and Director of the Engineering Product Innovation Center (EPIC) at Boston University	2013
Reuben F. Richards, Jr. (5)(7)	58	Class C 2015	Chairman of the Board, EMCORE Corporation	1995
Stephen L. Domenik (3)(5)(6)	62	Class C 2015	General Partner, Sevin Rosen Funds	2013

DIRECTORS WHOSE TERMS CONTINUE

Hong Q. Hou, Ph.D.	49	Class B 2016	Chief Executive Officer, EMCORE Corporation	2006
Charles T. Scott (1)(3)(6)	64	Class B 2016	Director	1998
Sherman McCorkle (3)(4)(6)	70	Class B 2016	Chairman and Chief Executive Officer, Sandia Science and Technology Park Development Corporation	2009
James A. Tegnelia, Ph.D. (2)(4)(5)(6)	71	Class C 2015	Lecturer, University of New Mexico and Georgetown University	2011

(1)	Member of Audit Committee.
(2)	Member of Nominating Committee.
(3)	Member of Compensation Committee.
(4)	Member of Technology and Strategy Committee.
(5)	Member of Strategy and Alternatives Committee
(6)	Determined by the Board of Directors to be an independent director according to the rules of The NASDAQ Stock Market (“Nasdaq”).
(7)

On December 3, 2013, Mr. Richards was re-appointed to the Board as a Class C director. He was formerly a Class A director. Mr. Richards also informed the Company on December 3, 2013 that he would not stand for re-election at the Company’s 2015 Annual Meeting of Shareholders and that he will step down as Chairman of the Board at the 2014 Annual Meeting but will remain Chairman Emeritus until the 2015 Annual Meeting, at which time he will step down from the Board.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to the nominees for the office of director and other directors and executive officers of the Company. Ages are listed as of the record date.

Directors

ROBERT L. BOGOMOLNY, 75, has served as a director of the Company since April 2002. Since August 2002, Mr. Bogomolny has served as President of the University of Baltimore. Prior to that, he served as Corporate Senior Vice President and General Counsel of G.D. Searle & Company, a pharmaceuticals manufacturer, from 1987 to 2001. At G.D. Searle, Mr. Bogomolny was responsible at various times for its legal, regulatory, quality control, and public affairs activities. He also led its government affairs department in Washington, D.C., and served on the Searle Executive Management Committee. Mr. Bogomolny’s business, management, legal, regulatory, public policy and government affairs experience, as well as his familiarity with the Company’s business garnered through his tenure as a director, were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

STEVEN BECKER, 47, has been a director of the Company since December 2013. Mr. Becker co-founded Becker Drapkin Management, L.P. (previously known as Greenway Capital), a Dallas-based investment fund focused on constructive activism in the small cap market (“Becker Drapkin”), and has served as its managing partner since September 2004. Prior to founding Becker Drapkin, Mr. Becker was a partner at Special Situations Funds, a New York City-based asset manager, where he ran the Special Situations Private Equity Fund from its inception until leaving. Before joining Special Situations, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. Mr. Becker started his career at Manley Fuller Asset Management in New York as a small cap analyst. Mr. Becker currently serves on the board of directors of three publicly traded companies. He has been a director of Tuesday Morning Corp., a closeout retailer, since July 2012; of Pixelworks, Inc., a semiconductor company, since February 2012; and of Special Diversified Opportunities (“SDO”) (formerly known as Strategic Diagnostics, Inc), a provider of biotechnology-based products and services since March 2008, and its Chairman since May 2012. In addition, Mr. Becker previously served on the board of directors of Plato Learning, Inc., a provider of education services and training, Ruby Tuesday, Inc., the operator of a national restaurant chain, and Hot Topic, Inc., an apparel retailer. Mr. Becker received a B.A. from Middlebury College and a J.D. from the University of Florida. Mr. Becker’s expertise in corporate finance, strategic planning, and corporate governance, together with his extensive experience serving as director of numerous other boards were the primary qualifications that the Board considered in nominating Mr. Becker as a director of our Company. In addition, as discussed below, pursuant to an agreement (the “Settlement Agreement”) with Steven R. Becker, Matthew A. Drapkin, Becker Drapkin and certain affiliates of Becker Drapkin (the “Shareholder Group”), the Board is obligated to nominate Mr. Becker as director at the Annual Meeting.

GERALD J. FINE, Ph.D. 55, has served as a director of the Company since December 2013. Dr. Fine has been a Professor of Practice and Director at the Engineering Innovation Center of Boston University since 2012. From 2008 to 2011, Dr. Fine was President and CEO of Schott North America and led operations of all Schott AG businesses in North America, including solar, pharmaceutical packaging, electronic packaging, and lighting and imaging and advanced materials. Dr. Fine also served as Executive Vice President, Photonic Technologies for Corning Incorporated. He previously served on the Board of Directors of several private companies, including CyOptics, Inc., a semiconductor laser manufacturer for telecom applications, Crystal IS, Inc., a UV LED substrate manufacturer, Kotura, Inc., a provider of silicon components for datacom and telecom, and Pixtronix, Inc., a provider of low-cost displays for portable devices. Dr. Fine holds a B.A. from Amherst College and Ph.D from California Institute of Technology. Dr. Fine’s technical expertise in the semiconductor field, combined with his business experience serving as an executive officer and board member of several companies were the primary qualifications that the Board considered in nominating Mr. Becker as a director of our Company. In addition, pursuant to the Settlement Agreement, the Board is obligated to nominate Dr. Fine as director at the Annual Meeting.

REUBEN F. RICHARDS, JR., 58, has been a director since May 1995 and Chairman of the Board of Directors since March 2008. Mr. Richards joined the Company in October 1995 and has served in various executive capacities, including as its Executive Chairman from March 2008 until he stepped down on September 30, 2012. Mr. Richards previously served as the Company’s Chief Executive Officer from December 1996 until March 2008. From October 1995 to December 2006, Mr. Richards served as the Company’s President. Mr. Richards also served as the Company’s interim Chief Financial Officer from August to October 2010. From September 1994 to December 1996, Mr. Richards was a Senior Managing Director of Jesup & Lamont Capital Markets, Inc. (an affiliate of a registered broker-dealer). From December 1994 to December 1996, he was a member and President of Jesup & Lamont Merchant Partners, L.L.C. From 1992 through 1994, Mr. Richards was a principal with Hauser, Richards & Co., a firm engaged in corporate restructuring and management turnarounds. From 1986 until 1992, Mr. Richards was a director at Prudential-Bache Capital Funding in its Investment Banking Division. Mr. Richards also served on the Board of Directors of the Company’s former joint venture, GELcore LLC, from 1998 to 2006. Mr. Richards served as a director of WorldWater & Solar Technologies Corporation from November 2006 to January 2009. Mr. Richards’ broad-based business skills and experience, leadership expertise, and knowledge of complex business and financial matters, in-depth understanding of the Company’s business and industry garnered through his tenure as a Director and Chairman of the Board of the Company, as well as his experience as director at other public companies in the industry, were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

STEPHEN L. DOMENIK, 62, has served as a director of the Company since December 2013. Since 1995, he has been a General Partner with Sevin Rosen Funds, a venture capital firm, where led numerous investments in private companies. Mr. Domenik was appointed to the Board of Directors of MoSys, Inc. in June 2012, a publicly traded IP-rich fabless semiconductor company. He was appointed to the Board of Directors of Pixelworks, Inc., a semiconductor company, in August 2010. In addition, Mr. Domenik currently sits on the boards of various private companies. Mr. Domenik previously served on the Board of Directors of NetLogic Microsystems, Inc., a publicly traded fabless semiconductor company from January 2001 until it was acquired by Broadcom Corporation in February 2012. He holds a B.S. in Physics and M.S.E.E. from the University of California at Berkeley. Mr. Domenik’s expertise in corporate investments and strategic planning in the semiconductor industry, together with his experience serving as director of several other public and private companies were the primary qualifications that the Board considered in nominating him as a director of our Company. In addition, as noted below, pursuant to the Settlement Agreement, the Board is obligated to nominate Mr. Domenik as director at the 2015 Annual Meeting of Shareholders.

HONG Q. HOU, Ph.D., 49, has served as a director of the Company since December 2006. Dr. Hou joined the Company in 1998 and co-founded its Photovoltaics division. From 2000 to 2004, Dr. Hou managed the Company’s Digital Fiber Optic Products division. From December 2006 until March 2008, Dr. Hou served as President and Chief Operating Officer of the Company, and on March 31, 2008, he was named as the Chief Executive Officer. From 1995 to 1998, Dr. Hou was a Principal Member of Technical Staff at Sandia National Laboratories. He was a Member of Technical Staff at AT&T Bell Laboratories from 1993 to 1995. He holds a Ph.D. in Electrical Engineering from the University of California at San Diego, and a Bachelor of Science degree from Jilin University in China. He has published over 150 journal articles and holds seven U.S. patents. Dr. Hou currently serves on the Board of Directors of the Greater Albuquerque Chamber of Commerce and the Kirtland Partnership Committee. Until November 2008, Dr. Hou also served as a director of Crystal IS, Inc., and until January 2009, he served as director of WorldWater & Solar Technologies Corporation. Dr. Hou’s extensive technical expertise and in-depth knowledge of the Company’s business and industry garnered through his tenure at the Company, including as a director and chief executive officer, as well as his experience as director of other public companies in the industry, were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

CHARLES T. SCOTT, 64, has served as a director of the Company since February 1998. He is currently a non-executive director of other private companies, including Flybe Group plc, where he serves on the audit committee, and In Technology plc. From January 1, 2004, until August 31, 2010, he was the Chairman of the Board of Directors of William Hill plc, a leading provider of bookmaking services in the United Kingdom, where he also served on the audit committee. Prior to that, Mr. Scott served as Chairman of a number of companies, including Cordiant Communications Group plc, (formerly Saatchi & Saatchi Company plc), and Robert Walters plc. Mr. Scott is a chartered accountant. Mr. Scott’s extensive accounting, finance and business experience, experiences as a Chairman and director at other international companies and familiarity with the Company’s business garnered through his tenure as a director of the Company were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

SHERMAN MCCORKLE, 70, has served as a director of the Company since December 2009. In 1998 he founded, incorporated and launched Sandia Science and Technology Park Development Corporation to manage the Sandia Science and Technology Park where he remains Chairman and CEO. He also served as CEO and President of Technology Ventures Corporation (TVC) from 1993 to January 31, 2011. Mr. McCorkle also has a distinguished career in the banking sector as CEO and President at Sunwest Credit Services Corporation from 1988 to 1993. He was the senior executive at Mesa Grande Bank Cards and Senior Vice President at Albuquerque National Bank from 1976 to 1988. In 1998, Mr. McCorkle co-founded New Mexico Bank and Trust where he currently serves as a Charter Director. In 1992, he co-founded First State Bank Corporation and served as a Charter Director from 1992 to 1998. He also served as vice-chairman of Sandia Corporation’s Investment Committee from 1994 to 2011. Mr. McCorkle’s extensive business, finance, investment, and banking experience, his more than 40 years of senior and executive management experience, as well as his experiences as a founder and director at both commercial and non-profit entities, were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

JAMES A. TEGNELIA, Ph.D.,71, was elected as a director on March 2, 2011. He currently lectures at the University of New Mexico and Georgetown University and is a member of the Defense Science Board. From 2005 to 2009, Dr. Tegnelia was the Director of the Defense Threat Reduction Agency (DTRA), Fort Belvoir, VA. Prior to his selection to lead DTRA, Dr. Tegnelia was the vice president, Department of Defense Programs, Sandia National Laboratories from 2001 to 2005. Prior to February 2001, Dr. Tegnelia also held various executive leadership positions in both the public and private sectors of the defense industry, including assistant undersecretary of defense and acting deputy undersecretary of defense in the Office of the Undersecretary of Defense for Research and Engineering, deputy director and acting director of the Defense Advanced Research Projects Agency (DARPA), vice president of business development of the Electronics Group at the Martin Marietta Corporation, executive vice president and deputy director of Sandia National Laboratories, vice president of business development for the Energy and Environment Sector of Lockheed Martin Corporation, and president of Lockheed Martin Advanced Environmental Systems, Inc. Dr. Tegnelia earned a bachelor's degree in physics from Georgetown University, a master's degree in engineering from George Washington University, and a Ph.D. in physics from The Catholic University of America. Mr. Tegnelia’s extensive experience in business and management, especially in the government sector and defense industry were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

Non-Director Executive Officers

MARK WEINSWIG, 41, joined the Company in October 2010 as its Chief Financial Officer. Mr. Weinswig previously served as International Finance Director at Coherent, Inc. from September 2009 until October 2010. Prior to that, he served as Interim Chief Financial Officer and Vice President of Finance at Avanex Corporation (now Oclaro) from July 2008 through August 2009. During the period from January 2006 through July 2008, Mr. Weinswig was Director of Finance and Business Unit Controller at Coherent, Inc. From April 2000 through January 2006, Mr. Weinswig served as Vice President, Financial Planning and Business Development at Avanex. Mr. Weinswig’s responsibilities in his prior positions included oversight of the financial and accounting functions at his previous companies. Mr. Weinswig began his career working at Morgan Stanley and PricewaterhouseCoopers. He received an M.B.A. from the University of Santa Clara and a B.S. in business administration from Indiana University. He has earned the CFA and CPA designations.

CHRISTOPHER LAROCCA, 41, joined the Company in May 2004 as Senior Director of Business Development and Product Strategy and served in that capacity until January 2005. Between January 2005 and March 2007, Mr. Larocca served as Senior Director of Marketing and Sales for the Company’s Broadband division. From March 2007 to February 2009, he served as Vice President and General Manager of the Company’s Broadband Division. From February 2009 to May 2009, Mr. Larocca served as Executive Vice President and General Manager of the Company’s Solar Photovoltaics division. In May 2009, he was promoted to Chief Operating Officer. Between April 2001 and May 2004, Mr. Larocca served as Vice President of GELcore, a solid-state lighting joint venture between the Company and General Electric. Prior to joining GELcore in 2001, he held a variety of commercial and Six Sigma roles within General Electric’s Lighting division. Mr. Larocca holds a Master Degree in Business Administration from the University of Southern California and a Bachelor of Science degree in Civil Engineering from Clemson University. Mr. Larocca, resigned from the Company to pursue other business endeavors effective November 30, 2013.

MONICA VAN BERKEL, 44, joined the Company in May 2004 as Vice President, Human Resources. From August 2007 to May 2009, she served as the Vice President, Business Management. In May 2009, Mrs. Van Berkel was promoted to Chief Administration Officer and is responsible for driving the strategic direction of the human resources and information technology functions and ensuring their alignment to the Company’s business strategy. In addition, Mrs. Van Berkel serves as Chairman of the 401(k) Committee. Prior to joining the Company, Mrs. Van Berkel held various senior human resources positions with companies ranging from start-ups to the Fortune 500, including First Data, Gateway and Western Digital. Mrs. Van Berkel holds a Master of Science degree and Bachelor of Science degree in Administration of Justice from San Jose State University.

ALFREDO GOMEZ, 41, joined the Company in September 2007 as Corporate Counsel. From July 2009 to June 2010, Mr. Gomez served as Vice President and Deputy General Counsel. In June 2010, Mr. Gomez was promoted to General Counsel and Corporate Secretary. Mr. Gomez started his legal career as a corporate associate with the Newport Beach, California law firm of Stradling Yocca Carlson & Rauth. Prior to joining the Company, Mr. Gomez served as in-house corporate counsel for Western Digital Corporation, from October 2003 to April 2005, and as Director of Legal Affairs for j2 Global Communications, Inc. from April 2005 to September 2007, where he was responsible for handling a wide variety of legal matters affecting the company. Mr. Gomez holds a J.D. from the Georgetown University Law Center, and a Bachelor degree in Economics from Stanford University.

Arrangements With Respect to Service on the Board

Effective December 9, 2013, the Company entered into an agreement (the “Settlement Agreement”) with Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., and certain affiliates of Becker Drapkin (the “Shareholder Group”). Pursuant to the Settlement Agreement, effective as of December 9, 2013, the Board was expanded from eight to eleven directors, and Mr. Becker and Dr. Fine were each appointed as Class A directors with terms expiring at the 2014 Annual Meeting, and Mr. Domenik was appointed as a Class C Director with a term expiring at the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) to fill the new vacancies. In addition, Mr. Richards was re-appointed to the Board as a Class C director. Mr. Richards was formerly a Class A director. Mr. Richards also informed the Company on December 3, 2013 that he would step down as Chairman of the Board at the 2014 Annual Meeting but will remain Chairman Emeritus until the 2015 Annual Meeting, at which time he will step down from the Board.

Messrs. Becker, Fine, and Domenik will be entitled to receive the same compensation and other rights and protections as our other non-employee directors.

The Settlement Agreement also provided for the following terms:

●

the Board and the Nominating Committee shall nominate Mr. Becker and Dr. Fine for election to the Board as Class A directors, and Mr. Domenik and Mr. Richards as Class C directors, at the 2014 Annual Meeting;

●	following the 2014 Annual Meeting, the Company has agreed to elect a new Chairman of the Board, other than the existing Chairman, that is mutually agreed upon by the Company and the Shareholder Group;
●	the Company has agreed that the Board and the Nominating Committee shall nominate Mr. Domenik for election to the Board as a Class C director at the 2015 Annual Meeting;
●	if, prior to the 2015 Annual Meeting, any of Messrs. Becker, Fine or Domenik is unable or unwilling to serve as a director, the Shareholder Group has the right to nominate a replacement director;
●

prior to the conclusion of the 2015 Annual Meeting, the Company will opt not to increase the size of the Board except as necessary to comply with the terms of the Settlement Agreement and not to fill the vacancies created by two current directors, Dr. Thomas Russell and John Gillen, resigning or not standing for re-election; and

●	the Board designated a Strategy and Alternatives Committee, to evaluate strategic opportunities for the Company in order to enhance shareholder value.

In addition, the Company has agreed that from and after the 2014 Annual Meeting until the 2015 Annual Meeting:

●	the Strategy and Alternatives Committee shall be comprised of no more than four members, three of whom shall be independent directors within the meaning of the Nasdaq rules;
●

Mr. Becker shall be a member and the Chairman of the Strategy and Alternatives Committee and Reuben Richards (for so long as he serves as a member of the Board, unless otherwise determined by the Board) and one of the other new directors shall also be members of the Strategy and Alternatives Committee;

●

each of the Audit Committee, Compensation Committee and Technology and Strategy Committee of the Board shall have no more than four members each and at least one of the new directors shall be a member, and

●	the Nominating Committee of the Board shall have no more than four members, one of whom shall be Mr. Becker, and another of whom shall be either Dr. Fine or Mr. Domenik.

Subject to the terms of the Settlement Agreement, from the date of the Settlement Agreement through the conclusion of the 2015 Annual Meeting, (or such earlier date upon the occurrence of certain events, as described in the Settlement Agreement) (the “Standstill Period”), each member of the Shareholder Group shall cause all shares of Common Stock owned of record or beneficially owned by it or its respective affiliates or associates to be present for quorum purposes and to be voted in favor of all directors nominated by the Board for election at any shareholder meeting where such matters will be voted on. In addition, during the Standstill Period each member of the Shareholder Group will not (and will cause each of such person’s respective affiliates, associates, and agents and other persons acting on his or its behalf not to), directly or indirectly, engage in certain actions, as set forth in the Settlement Agreement.

The Settlement Agreement also provides that within 30 days of the date of the Settlement Agreement, the Company will retain an operational consultant mutually agreeable to the Shareholder Group and the Company for purposes of identifying areas of increased operational efficiency and potential cost-cutting measures consistent with the Company’s model for growth.

The foregoing description of the Settlement Agreement is a summary and is qualified in its entirety by the terms of the Settlement Agreement, a copy of which is attached as Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on December 9, 2013.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE UNDER PROPOSAL I.

GOVERNANCE OF THE COMPANY

Board of Directors

The Board of Directors oversees the Company’s business and affairs pursuant to the New Jersey Business Corporation Act and the Company’s Restated Certificate of Incorporation and By-Laws. The Board of Directors is the ultimate decision-making body of the Company, except on matters reserved for the shareholders.

Board Leadership Structure

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer (“CEO”) of the Company in any way that is in the best interests of the Company and the shareholders at a given point in time. The Board believes that the decision as to who should serve as Chairman of the Board and CEO, and whether these offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandating that such positions be separate.

Dr. Hou has served as the Company’s CEO since March 2008, and he has served as a director since December 2006. Mr. Richards has served as Chairman of the Board since March 2008. The Board believes that separating the roles of Chief Executive Officer and Chairman of the Board are in the best interests of the Company at this time. The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct. While the Chief Executive Officer is responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors. Dr. Hou’s participation as a director maintains a strong link between management and the Board, which promotes clear communication, enhances strategic planning, and improves implementation of corporate strategies.  Moreover, by continuing to serve as Chairman of the Board, Mr. Richards, who served as Executive Chairman of the Company until that position was eliminated in September 30, 2012, provides continuity of leadership and valuable experience in the Company’s business and industry.

When the Chairman of the Board is not an independent director, the Board is required to designate a “Lead Independent Director.”  The Board believes that a Lead Independent Director will provide guidance to the non-management directors in their active oversight of management. The Lead Independent Director is elected annually by the independent directors of the Board of Directors. The holder of the Lead Independent Director position must rotate at least once every two years.  Even though Mr. Richards no longer serves as an officer and employee of the Company, he does not qualify as an independent director under the applicable Nasdaq rules and the Company’s By-laws, and, accordingly, the Board continues to appoint a Lead Independent Director. Mr. McCorkle has served as Lead Independent Director since March 2012. The duties of the Lead Independent Director include the following:

●	advise the Chairman of the Board as to an appropriate schedule of Board meetings;
●	provide the Chairman of the Board with input as to the preparation of agendas for Board and Committee meetings;
●

advise the Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from the Company's management that is necessary for the independent directors to effectively and responsibly perform their duties;

●	recommend to the Chairman of the Board the retention of consultants who report directly to the Board;
●	coordinate the scheduling of, develop the agenda for, and preside over executive sessions of the independent directors;
●	act as principal liaison between the independent directors and the Chairman of the Board on sensitive issues; and
●

evaluate, along with the members of the Compensation Committee (consistent with the Compensation Committee Charter) and the full Board, the performance of the CEO and meet with the CEO to discuss the Board's evaluation.

The independent directors who chair the Company’s Audit, Compensation, Nominating, Technology and Strategy and Strategy and Alternatives Committees also provide leadership to the Board in their assigned areas of responsibility. The Board believes that the independent governance of the Board is safeguarded through:

●	the separation of the roles of Chairman of the Board and Chief Executive Officer;
●	the independence of directors constituting a majority of the members of the Board;
●	the use of a Lead Independent Director,
●	the independence of the chairs and other Board committee members; and
●	the holding of regular executive sessions of the non-management directors.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines together with its restated certificate of incorporation, bylaws and the charters of the Board’s committees provide the framework for the governance of the Company. The Corporate Governance Guidelines address Board composition and operations and expectations for directors. The full text of the Corporate Governance Guidelines is available by clicking on the Corporate Governance link included in the Investor tab of the Company’s website (www.emcore.com).

Code of Ethics

The Company has adopted a code of ethics entitled “EMCORE Corporation Code of Business Conduct and Ethics”, which is applicable to all employees, officers, and directors of the Company. In addition, the Company has adopted a Code of Ethics for Financial Professionals, which applies to the Chief Executive Officer, Chief Financial Officer, Vice Presidents of Finance, Controllers and Assistant Controllers of the Company. The full text of both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals is available by clicking on the Corporate Governance link in the Investor tab of the Company’s website (www.emcore.com).   The Company intends to disclose any changes in or waivers from either of its codes of ethics by posting such information on its website or by filing a Current Report on Form 8-K.

Related Person Transaction Approval Policy

The Board of Directors has adopted a written policy on the review and approval of related person transactions as defined under applicable SEC regulations. Related persons covered by the policy are executive officers, directors and director nominees, any person who is known to be a beneficial owner of more than five percent of the voting securities of the Company, any immediate family member of any of the foregoing persons or any entity in which any of the foregoing persons has or will have a direct or indirect material interest.

A related person transaction is defined by the policy as any financial or other transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (or a subsidiary) would be a participant and the amount involved would exceed $120,000, and in which any related person would have a direct or indirect material interest. A related person will not be deemed to have a direct or indirect material interest in a transaction if the interest arises only from the position of the person as a director of another corporation or organization that is a party to the transaction or the direct or indirect ownership by such person and all the related persons, in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) which is a party to the transaction. In addition, certain interests and transactions, such as director compensation that has been approved by the Board, transactions where the rates or charges are determined by competitive bid and compensatory arrangements solely related to employment with the Company (or a subsidiary) that have been approved by the Compensation Committee, are not subject to the policy.

The Board of Directors has delegated to the Compensation Committee the responsibility for reviewing, approving and, where applicable, ratifying related person transactions. If a member of the Committee has an interest in a related person transaction, then he or she will not be part of the review process.

In considering the appropriate action to be taken regarding a related person transaction, the Committee or the Board (as the case may be) will consider the best interests of the Company, whether the transaction is comparable to what would be obtainable in an arms-length transaction, is fair to the Company and serves a compelling business reason, and any other factors as it deems relevant. As a condition to approving or ratifying any related person transaction, the Committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing transactions.

The Company’s Code of Business Conduct and Ethics includes the Company’s Conflicts of Interest Policy, among other policies. Directors are expected to read the Code of Business Conduct and Ethics and adhere to its provisions to the extent applicable in carrying out their duties and responsibilities as directors. The Conflicts of Interest Policy provides, among other things, that conflicts of interest exist where the interests or benefits of one person or entity conflict with the interests or benefits of the Company. The Code also provides restrictions on outside directorships, business interests and employment, receipt of gifts and entertainment and that all material violations of the Company’s Code of Business Conduct and Ethics or matters involving financial or legal misconduct will be reported to the Company’s Audit Committee on at least a quarterly basis, or more frequently depending upon the level of severity of the violation.

The Board of Directors reviews the independence, and any possible conflicts of interest, of directors and director nominees at least annually. Directors are also required to disclose potential and existing related person transactions in Directors and Officers Questionnaires completed annually.

There were no related person transactions or conflicts of interest that occurred during fiscal year 2013.

Director Independence

The Board of Directors has determined that a majority of the Company’s directors are independent in compliance with the listing standards applicable to the Company pursuant to the rules of Nasdaq. The Board has affirmatively determined that Messrs. Bogomolny, Becker, Domenik, Fine, Gillen, McCorkle, Scott, Tegnelia, and Russell are independent under the Nasdaq rules. In making its determination, the Board reviewed and discussed certain services provided by the accounting firm of Gillen and Johnson, P.A., in which Mr. John Gillen is a partner. Based on a determination that the services do not fall under any of the objective tests of the Nasdaq rules and that, in the opinion of the Board, they would not interfere with Mr. Gillen’s exercise of independent judgment in carrying out the responsibilities of a director, the Board affirmatively determined that Mr. Gillen is an independent director within the requirements of the Nasdaq rules.

The relationships considered by the Board in making its determination were:

●

For each of the last three years, the accounting firm of Gillen and Johnson, P.A. has prepared the individual U.S. tax returns for Dr. Russell for a fee of approximately $2,500 per year, which was paid directly by Dr. Russell to Gillen and Johnson, P.A.

●

For each of the last three years, Mr. Gillen has acted as sole trustee of the Morning Star Trust, which was established by Dr. Russell for the benefit of Dr. Russell’s daughter and owned approximately 850,000 shares of the Company’s Common Stock as of December 31, 2013. Mr. Gillen was not paid any fees in connection with his service as trustee of the Morning Star Trust.

The Board of Directors has determined that Dr. Hou is not independent within the meaning of the Nasdaq rules because he was an employee of the Company during fiscal year 2013. The Board of Directors has determined that Mr. Richards is not independent within the meaning of the Nasdaq rules because he was an executive officer of the Company during fiscal year 2012.

In addition to the requirements of the SEC and Nasdaq rules, the Company’s By-laws require that a majority of the Board be independent pursuant to the requirements of certain tests that are not included within the requirements of the Nasdaq rules. The additional tests contained in the Company’s By-laws include a requirement that a director is not considered independent for purposes of the By-laws if, in the past three years, he has received any remuneration as an advisor or consultant to any other director of the Company. The Board of Directors has determined that Messrs. Becker, Bogomolny, Domenik, Fine, McCorkle, Scott, Tegnelia, and Russell comprising a majority of the members of the Board of Directors, are independent directors within the meaning of the Company’s By-laws.

During fiscal 2013, Messrs. Russell (chairman), Bogomolny and Tegnelia served as members of our Nominating Committee. The members of our Compensation Committee were Messrs. Gillen (chairman), McCorkle and Scott. Messrs. Scott (chairman), Bogomolny and Gillen served as members of our Audit Committee. Messrs. Russell (chairman), McCorkle and Tegnelia were the members of our Technology and Strategy Committee. All members of each of our Nominating, Compensation and Audit Committees were “independent” as currently defined by the Nasdaq rules and in accordance with the independence standards for Compensation Committee members adopted by the Nasdaq and approved by the SEC.

The Board of Directors’ Role in Risk Oversight

Risk is inherent in business. The Board of Directors recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to the Company and its shareholders. While the CEO and other members of our senior leadership team are responsible for the day-to-day management of risk, the Board of Directors takes an active role in risk management and is responsible for (i) overseeing the Company’s aggregate risk profile, and (ii) assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The Board believes that its current leadership structure has facilitated its oversight of risk by combining independent leadership, through the separation of the roles of CEO and Chairman of the Board, the Lead Independent Director, independent Board committees, and majority independent Board composition, with an experienced Chairman of the Board and senior management team lead by the CEO who each have intimate knowledge of our business, history, and the complex challenges we face. The Chairman of the Board’s and CEO’s in-depth understanding of these matters, combined with the CEO’s involvement in the day-to-day management of the Company positions them to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The Lead Independent Director, independent committee chairs and members, and other directors also are experienced professionals or executives who can and do raise issues for Board consideration and review and who are not hesitant to challenge management. The Board believes there has been a well-functioning and effective balance between the Chairman of the Board, Lead Independent Director, non-management Board members, and the CEO, which enhances risk oversight. On December 3, 2013, Mr. Richards informed the Board that he will step down as Chairman of the Board at the 2014 Annual Meeting of Shareholders. At that time, the Board will appoint an independent Chairman of the Board, and there will no longer be a Lead Independent Director. The Board will continue to derive value from the Company-specific knowledge and experience of Mr. Richards through his service as Chairman Emeritus until the 2015 Annual Meeting.

The Board of Directors exercises its oversight responsibility for risk both directly and through its standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities, and committee meeting minutes are available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as necessary. On at least an annual basis, the Board conducts a review of our long-term strategic plans. In addition, at least quarterly, or more often as necessary, the General Counsel updates the Board on material legal and regulatory matters.

The Audit Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk and key operational risks. The Audit Committee meets regularly in separate executive session with the Chief Financial Officer and the independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee retirement and benefit plans.

The Nominating Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, director independence, and potential conflicts of interest. The Committee is also responsible for overseeing risks associated with succession planning for the Board.

The Technology and Strategy Committee oversees risks related to the Company’s long-term business plans, including considering its strategic plan, strategic initiatives and any technological innovations which may be relevant to the Company’s business.

In addition to the responsibilities undertaken by the committees discussed above, the other Board committees may have oversight of specific risk areas, consistent with the committees' charters and responsibilities.

Board Meetings and Attendance

The Board of Directors held seven regularly scheduled and special meetings during fiscal 2013. During fiscal 2013, all directors of the Company attended at least 75% of the aggregate meetings of the Board and committees on which they served, during their tenure on the Board.

Board Committees

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During fiscal 2013, the Audit Committee consisted of Messrs. Scott (chairman), Bogomolny and Gillen. Each member of the Audit Committee is currently an independent director within the meaning of Nasdaq Listing Rule 5605(a)(2). The Board of Directors has determined that Messrs. Gillen and Scott are each Audit Committee financial experts. The Audit Committee is responsible for, among other things, reviewing the Company’s financial reports and systems of internal controls and overseeing and approving the services to be performed by the Company’s independent accountants. A copy of the Charter of the Audit Committee is posted in the Corporate Governance section on the Investor tab of the Company’s website (www.emcore.com). The Audit Committee met seven times during fiscal 2013.

Compensation Committee

The Compensation Committee evaluates the performance of the Chief Executive Officer and other officers and reviews and approves their compensation. During fiscal 2013, the Compensation Committee consisted of Messrs. Gillen (chairman), Scott and McCorkle. A copy of the Charter of the Compensation Committee is posted in the Corporate Governance section on the Investor tab of the Company’s website (www.emcore.com). The processes and procedures for the review and approval of executive compensation are described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, the Compensation Committee has responsibility for recommending to the Board the level and form of compensation and benefits for directors. It also administers the Company’s incentive compensation plans and is responsible for setting the compensation and benefits for the company’s executives. The Compensation Committee met five times during fiscal 2013.

To the extent consistent with its obligations and responsibilities, the Compensation Committee may form subcommittees of one or more members of the Compensation Committee and delegate its authority to the subcommittees as it deems appropriate. In addition, the Compensation Committee has the authority to retain and terminate external advisors in connection with the discharge of its duties.

In January 2014, the Compensation Committee engaged Compensia, Inc. (“Compensia”), an independent compensation consultant, to conduct a limited analysis of executive compensation. For more information regarding Compensia’s analysis, see the “Compensation Discussion and Analysis – The Company’s Annual Compensation Decision-Making Process” section of this Proxy Statement.

Nominating Committee

The Nominating Committee identifies and recommends new members to the Company’s Board of Directors. During fiscal 2013, the Nominating Committee consisted of Messrs. Russell (chairman), Bogomolny and Tegnelia. A copy of the Charter of the Nominating Committee is posted in the Corporate Governance section on the Investor tab of the Company’s website (www.emcore.com). The Nominating Committee met two times in fiscal 2013.

The Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential director nominees. When considering a potential director candidate, the Nominating Committee considers the candidate’s individual skills and knowledge, including experience in business, finance, or administration, familiarity with national and international business matters, and appreciation of the relationship of the Company’s business to changing needs in our society. The Nominating Committee also carefully considers any potential conflicts of interest. All nominees must possess demonstrated character, good judgment, integrity, relevant business, functional and industry experience, and a high degree of acumen. Although the Nominating Committee does not have a formal policy with respect to diversity, in accordance with the Company’s philosophy, the Nominating Committee endeavors to identify nominees that represent diverse backgrounds and experience in policy-making positions in business and technology, and in areas that are relevant to the Company’s global activities. The Nominating Committee assesses the effectiveness of its efforts to achieve a Board with a diversity of backgrounds and experiences by periodically reviewing the skills and experiences of the Board as a whole, and each of the directors individually.

The Nominating Committee identifies potential candidates from a number of sources, including current members of the Board and, if the Nominating Committee so chooses, third party search firms. The Nominating Committee may also consider candidates proposed by management or by shareholders. The Nominating Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by other sources. After the Nominating Committee’s initial evaluation of a candidate, if that candidate is still of interest to the Nominating Committee, one or more designated members of the Board will interview the candidate. Additional interviews by other Board members and/or senior management may take place and other screening processes may be undertaken. The Nominating Committee will meet to finalize its recommended candidates, which will be submitted to the entire Board for consideration. All candidates who are recommended by the Nominating Committee and approved by the Board are then included as nominees in our proxy statement for the year in which the Class for which they are nominated comes up for election.

The Nominating Committee will consider suggestions from shareholders regarding possible director candidates for election in 2015. Such suggestions must contain (1) all information for each nominee required to be disclosed in a proxy statement under the Exchange Act, (2) the name and address of the shareholder making the recommendation, the number of shares owned and the length of ownership, (3) a statement as to whether the nominee meets the criteria for independence under the rules of the Nasdaq and the Company’s By-Laws and (4) the written consent of the nominee to serve as a director if elected. Such suggestions must be submitted to the Company’s Secretary in accordance with the procedures and timing set forth in the section of this Proxy Statement entitled “Shareholder Proposals” below under “General Matters,” as well as the Company’s By-Laws. The directors nominated in this Proxy Statement were recommended for re-election by the Board of Directors and in accordance with the Settlement Agreement.

When appropriate, the Nominating Committee may form subcommittees of one or more members of the Nominating Committee and delegate its authority to the subcommittees as it deems appropriate.

Technology and Strategy Committee

The Technology and Strategy Committee was established in June 2011 to assist the Board in discharging its responsibilities relating to the Company’s strategic planning and the development of technologies that could contribute to the achievement of the Company’s strategic plan. During fiscal 2013, the Board appointed Messrs. Russell (chairman), McCorkle and Tegnelia to serve on the Technology and Strategy Committee. Responsibilities of the Technology and Strategy Committee include:

●	discussing the Company’s strategic plan, including any proposed merger or acquisition;

●	considering technological innovations relevant to the business of the Company;

●	considering and discussing strategic initiatives and new technologies that the Committee believes could contribute to the achievement of the Company’s strategic plan; and

●	upon request of the Board from time to time, providing advice and assistance with regard to evaluating potential strategic initiatives that fall within the scope of the Committee’s purposes.

To the extent consistent with its obligations and responsibilities, the Technology and Strategy Committee may form subcommittees of one or more members of the Technology and Strategy Committee and delegate its authority to the subcommittees as it deems appropriate.

A copy of the Charter of the Technology and Strategy Committee is posted in the Corporate Governance section of the Investor tab of the Company’s website (www.emcore.com). The Technology and Strategy Committee met six times in fiscal 2013.

Strategy and Alternatives Committee

In December 2013, the Board designated the Strategy and Alternatives Committee to evaluate strategic opportunities for the Company in order to enhance shareholder value. Pursuant to the Settlement Agreement, the Strategy and Alternatives Committee shall be comprised of no more than four members, three of whom shall be independent directors within the meaning of the Nasdaq rules; Mr. Becker shall be a member and the Chairman of the Strategy and Alternatives Committee; and Reuben Richards (for so long as he serves as a member of the Board, unless otherwise determined by the Board) and one of the other new directors shall also be members of the Strategy and Alternatives Committee. The original composition of the Strategy and Alternatives Committee is Messrs. Becker (chairman), Richards, Domenik and Tegnelia. A Charter has not yet been adopted for the Strategy and Alternatives Committee. When available, a copy of the Charter of the Strategy and Alternatives Committee will be posted in the Corporate Governance section of the Investor tab of the Company’s website (www.emcore.com).

Board Attendance at Annual Meetings

The Company strongly encourages members of the Board of Directors to attend the Company’s Annual Meetings of Shareholders, absent extraordinary circumstances. Last year, the entire Board of Directors attended the 2013 Annual Meeting of Shareholders.

Shareholder Communications with the Board

Shareholders may communicate with the Company’s Board of Directors through its Secretary by writing to the following address: Board of Directors, c/o Mr. Alfredo Gomez, Secretary, EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123. The Company’s Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate or redundant material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response. A Board member may request to see all shareholder communications at any time.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2013

The Company compensates each non-employee Director for service on the Board of Directors. Director compensation for fiscal 2013 included the following:

Name (1)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Total ($)
Thomas J. Russell, Ph.D.	29,000	0	29,000
Charles T. Scott	33,300	0	33,300
John Gillen	34,200	0	34,200
Robert L. Bogomolny	27,400	0	27,400
Sherman McCorkle	29,350	0	29,350
James A. Tegnelia, Ph.D.	24,250	0	24,250
Reuben Richards(2)	0	0	0

(1)

Hong Q. Hou, Ph.D., the Company’s Chief Executive Officer, is not included in this table because he was an employee of the Company during fiscal year 2013 and received no compensation for his services as director. Dr. Hou’s compensation is disclosed in the Summary Compensation Table below.

(2)

Mr. Richards, the Company’s Chairman of the Board, did not receive compensation as a non-employee director because he is currently receiving certain payments and benefits under a separation agreement and general release, dated August 6, 2012 (the “Richards Separation Agreement”) entered into between Mr. Richards and the Company. He will not receive compensation as a non-employee director while he is receiving payments and benefits under the Richards Separation Agreement.

(3)	The amounts in this column reflect the dollar amounts earned or paid in cash for services rendered in fiscal year 2013.

(4)

Pursuant to the Company’s 2007 Directors’ Stock Award Plan, each non-employee director was entitled to receive Company Common Stock equal to the following dollar amounts for services rendered in calendar year 2012: Dr. Russell - $35,000; Mr. Scott $40,000; Mr. Gillen $38,000; Mr. Bogomolny $34,500; Mr. McCorkle $32,500; and Dr. Tegnelia $31,500. In December 2011, Messrs. Gillen, Scott, and Tegnelia elected to defer their equity awards in respect of services rendered in calendar year 2012 (to be granted in calendar year 2013) until the earlier of their termination of service as a director of the Company or a change in control, as such term is defined in the Company’s Directors’ Stock Award Plan. On November 7, 2013, the Company made these equity grants in the form of Company Common Stock for Messrs. Russell, Bogomolny and McCorkle and phantom share credits for Messrs. Gillen, Scott and Tegnelia.

Pursuant to the Company’s Directors’ Stock Award Plan adopted by the shareholders at the Company’s 2007 annual meeting (the “2007 Directors’ Stock Award Plan”), prior to January 1, 2013, each non-employee director was entitled to receive, one month after the beginning of each plan year (the “Grant Date”), the number of shares of the Company’s Common Stock, determined by dividing the fees earned by each director during the prior year by the closing price of the Common Stock on the Grant Date.  Non-employee directors earned a fee in the amount of $3,500 per Board meeting attended and $500 per committee meeting attended ($1,000 for the chairman of a committee).  The Company also reimbursed a non-employee director's reasonable out-of-pocket expenses incurred in connection with such Board or committee meetings. From time to time, Board members were invited to attend meetings of Board committees of which they were not members.  When this occurred, these non-committee Board members earned a committee meeting fee of $500.

At the 2013 Annual Meeting of Shareholders, the shareholders approved a proposal to amend and restate the 2007 Directors’ Stock Award Plan (as amended and restated, the “Amended 2007 Plan”) in order to, among other things, change the stock-based compensation for non-employee directors from stock-based compensation earned on a per-meeting basis to a flat compensation rate earned on an annual basis. The Amended 2007 Plan became effective on January 1, 2013, and the Company will pay each non-employee director an annual stock award amount equal to $40,000 beginning in 2014; provided, that in the event a person serves as a non-employee director for less than a full plan year, such amount would be prorated based on the number of whole calendar months the director served as a non-employee director during the plan year. Additionally, for a non-employee director who is a lead independent director during such plan year, the annual stock award amount would be increased by $5,000; provided, that in the event a non-employee director is a lead independent director for less than a full plan year, such amount shall be prorated based on the number of days the director served as a lead independent director for the plan year.

For fiscal year 2013, each director earned Company Common Stock equal to the following dollar amounts: Dr. Russell - $34,500; Mr. Scott $37,000; Mr. Gillen $36,000; Mr. Bogomolny $35,500; Mr. McCorkle $37,750; and Dr. Tegnelia $34,000. In December 2012, Messrs. Bogomolny, Scott, Gillen and Tegnelia elected to defer their equity awards in respect of services rendered in and after calendar year 2013 (to be granted in and after calendar year 2014) until the earlier of their termination of service as a director of the Company or a change in control, as such term is defined in the Amended 2007 Plan.

In accordance with the terms of the Amended 2007 Plan, Mr. Gillen will be paid out the shares of common stock he has deferred under the Amended 2007 Plan, in respect of services rendered as a director of the Company, within 30 days of his retirement as a director at the Annual Meeting.

The Company’s Outside Directors’ Cash Compensation Plan provides for the payment of cash compensation to non-employee directors for their participation at Board meetings, in amounts established, and periodically reviewed, by the Board. Each non-employee director receives a meeting fee for each meeting of the Board that he attends (including telephonic meetings, but excluding execution of unanimous written consents). In addition, each non-employee director receives a committee meeting fee for each meeting of a Board committee that he attends (including telephonic meetings, but excluding execution of unanimous written consents). Until changed by resolution of the Board, the Board meeting fee is $4,000 and the committee meeting fee is $1,500; provided that the meeting fee for special telephonic Board meetings (i.e., Board meetings that are not regularly scheduled and in which non-employee directors typically participate telephonically) is $750 and the committee meeting fee for such special telephonic meetings is $600. Any non-employee director who is the chairman of a committee receives an additional $750 for each meeting of the committee that he chairs, and an additional $200 for each special telephonic meeting of such committee.

No director who is an employee of the Company receives compensation for services rendered as a director under the 2007 Directors’ Stock Award Plan, the Amended 2007 Plan or the Outside Directors’ Cash Compensation Plan. Although Mr. Richards stepped down as Executive Chairman effective September 30, 2012, he did not receive compensation under the 2007 Directors’ Stock Award Plan, the Amended 2007 Plan or the Outside Directors’ Cash Compensation Plan during fiscal 2013, because he instead received certain payments and benefits pursuant to the Richards Separation Agreement.

The Richards Separation Agreement provides Mr. Richards with payments and benefits that are consistent with the payments and benefits to which he was entitled pursuant to the terms of his employment agreement. These payments and benefits are as follows:

(i)	the Company will continue to pay Mr. Richards his current base salary of $450,445 per annum for a period of 88 weeks, commencing on October 1, 2012;

(ii)

all of the unvested restricted stock and restricted stock units held by Mr. Richards vested as of September 30, 2012, which had a value of $345,469 based on a stock price of $5.65, which was the closing price of the Company’s Common Stock on the Nasdaq Global Market on September 28, 2012;

(iii)

all of Mr. Richards’ outstanding unvested stock options vested as of September 30, 2012, and must be exercised within three (3) years of September 30, 2012 (but no later than the expiration of the term of the applicable stock option), and such unvested stock options had a value of $8,125, which reflects the difference between the exercise price of these stock options and a stock price of $5.65, which was the closing price of the Company’s Common Stock on the Nasdaq Global Market on September 28, 2012;

(iv)

Mr. Richards, his spouse and his eligible dependents shall continue to participate in the Company’s health plans on the same terms as they currently participate in such plans, for so long as Mr. Richards is serving as the Chairman of the Board. When Mr. Richards is no longer serving as Chairman of the Board, Mr. Richards will be eligible to exercise his rights to COBRA, and in the event Mr. Richards exercises such rights, then the Company will pay the portion of Mr. Richards’ COBRA premiums for eighteen (18) months following the date he no longer serves as Chairman of the Board that the Company would have otherwise paid if Mr. Richards were still an active employee during such period. The estimated value of such COBRA premium payments is $21,769; and

(v)	the Company will provide Mr. Richards with standard outplacement services for up to 12 months after September 30, 2012, at the Company’s expense up to a maximum amount of $15,000.

In addition, the Richards Separation Agreement includes mutual releases by Mr. Richards and the Company of all claims related to Mr. Richards’ employment and service relationship with, and termination of employment and service from, the Company. Mr. Richards also acknowledged and agreed that the restrictive covenants contained in his employment agreement would remain in full force and effect.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation program and analyzes the compensation decisions made for the executive officers included in the Summary Compensation Table (the “Named Executive Officers”) for fiscal 2013.

Objectives and Components of the Company’s Compensation Program

The Company’s executive compensation program is designed to motivate executives to achieve strong financial, operational, and strategic performance and recognizes individual contributions to that performance.  Through the compensation program, the Company seeks to attract and retain talented executive officers by providing total compensation that is competitive with that of other executives employed by companies of similar size, complexity and lines of business.  The Company’s executive compensation program is also designed to link executives’ interests with shareholders’ interests by providing a portion of total compensation in the form of stock-based incentives.

The Company’s Annual Compensation Decision-Making Process

The Compensation Committee of the Board of Directors is responsible for setting and administering policies that govern the Company’s executive compensation programs.  Following the end of each fiscal year, the Compensation Committee reviews the Company’s performance and the performance of each Named Executive Officer for the prior fiscal year, together with the results of the shareholders’ advisory vote on executive compensation at the previous annual meeting of shareholders.

At least every three years, the Compensation Committee also retains the services of a compensation consultant to assist in gathering a comprehensive set of comparative data (all comparative market data is collectively referred to as the “Comparative Compensation Data”). The Company did not retain the services of a compensation consultant during fiscal 2013. In January 2014, the Compensation Committee engaged Compensia to conduct an analysis of base salary, annual incentive and long term incentive compensation for the chief executive and chief financial officers of high tech companies in the hardware, electronics and semi-conductor sectors, with revenues ranging from $150,000 to $250,000. The Compensation Committee utilized this data in making its 2014 equity retention grant decisions, as described under “—Long-Term Stock-Based Incentives” below.

At the Company's annual meeting of shareholders held on March 6, 2013, the Company provided its shareholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”). Over 84% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders' support of the Company's approach to executive compensation. Accordingly, the Compensation Committee continues to use the same policies and principles when making decisions regarding executive compensation.

Based on its review of the Company’s performance and the performance of each Named Executive Officer for the prior fiscal year, the Comparative Compensation Data, when available, and the outcome of the Company’s say-on-pay vote, the Compensation Committee discusses and approves any potential base salary increases related to the current fiscal year and awards annual cash incentives and equity grants in respect of the prior fiscal year.

Employment Agreements

In an effort to further promote the retention of the Company’s Named Executive Officers, the Compensation Committee approved executive employment agreements with each Named Executive Officer. Each employment agreement provides that the Named Executive Officer’s employment is “at-will” and may be terminated by the Named Executive Officer or the Company at any time with or without cause, subject only to the severance obligations that are discussed in greater detail under the “Executive Compensation - Potential Payments upon Termination or Change-in-Control” section of this Proxy Statement. Under the terms of each employment agreement, the initial base salary of each Named Executive Officer was established, as described in more detail below. The base salary of each Named Executive Officer will continue to be determined annually by the Compensation Committee, which may, in its sole and absolute discretion, increase the Named Executive Officer’s base salary, but may not decrease it below the initial base salary without the Named Executive Officer’s consent. In addition, each Named Executive Officer is entitled to participate in any of the Company’s annual bonus or pay-for-performance plans and will be eligible for equity awards under the Company’s equity award plans covering senior executives, in each case, as may be in effect from time to time and as approved by the Compensation Committee. In the event a payment or benefit provided under the employment agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then such payment or benefit will be limited as provided in the employment agreement.

Base Salary

Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, and the Comparative Compensation Data, when available.  The goal for the base salary component is to compensate executives at a level that approximates the median salaries of individuals in comparable positions and markets, which we believe helps us attract, motivate and retain talented executives. Dr. Hou is responsible for reviewing base salary increases for the other executive officers, and recommending salary increases for these individuals to the Compensation Committee. Dr. Hou also recommends salary increases for himself, based on his assessment of the Comparative Compensation Data (when available) and his personal performance. These recommendations are advisory and are based solely on Dr. Hou’s judgment and opinion, taking into account the above-listed factors and recommendations from the compensation consultant, if retained. The Compensation Committee independently reviews, adjusts, where appropriate, and approves the salary increases, if any, for the Chief Executive Officer and other executive officers based upon its subjective discretion. The Compensation Committee does not target any particular percentile when making salary determinations for its Named Executive Officers, but rather utilizes the Comparative Compensation Data, when available, and recommendations from the compensation consultant, if any, together with other factors, including an executive officer’s individual experience, scope of responsibility and performance, when determining any salary increases.  The Compensation Committee exercises its judgment in determining how to weigh each of these factors. The Compensation Committee reviews any salary increase for the Chief Executive Officer in executive session.

In light of continuing business challenges in both the fiber optics and solar photovoltaics sectors, the Compensation Committee has determined not to award base salary increases to its Named Executive Officers in fiscal 2013.

Annual Cash Incentives

Typically, the Company establishes a cash incentive plan each fiscal year which provides the Company’s executive officers an opportunity to receive an annual cash payment in addition to their base salaries.  The purpose of the cash incentive plan is to drive overall effectiveness and productivity by establishing a consistent market driven, performance-based approach to compensation that supports the Company’s strategic business objectives and goals of achieving profitability. By linking a significant portion of an executive’s annual cash compensation to the achievement of the Company’s strategic objectives, as well as the individual’s performance, the individual’s compensation is closely tied to the success of the Company.  We believe that providing annual cash incentive opportunities is a key component of maintaining a competitive executive compensation program.

On September 18, 2012, the Compensation Committee adopted a bonus plan (the “2013 Bonus Plan”) for fiscal year 2013. As applied to the Named Executive Officers, the 2013 Bonus Plan links cash incentive compensation to the Company’s financial performance, as well as individual performance. Pursuant to the 2013 Bonus Plan, a bonus target for each eligible executive was created, representing a percentage of that executive’s annual base salary. The 2013 Bonus Plan provides for the following targets based upon annual salaries for the indicated officers:

●	Dr. Hou – 80% of base salary
●	Mr. Larocca – 50% of base salary
●	Mr. Weinswig – 50% of base salary
●	Mrs. Van Berkel – 35% of base salary
●	Mr. Gomez – 35% of base salary

In accordance with the 2013 Bonus Plan, bonus amounts were determined by the Compensation Committee based on the achievement of corporate and individual performance targets. The 2013 Bonus Plan utilized the performance metrics of EBIT and revenue targets, as identified in the Company’s 2013 budget, as updated during the fiscal year to account for changes in business conditions. Payouts for achievement of the performance targets account for 75% of a Named Executive Officer’s available bonus (37.5% based on EBIT (calculated as earnings before interest and taxes, and excluding investment income), and 37.5% based on revenue). A threshold level of 80% of the EBIT goal and 80% of the revenue goal was set.  No payouts would be made for achievement of the Company performance objectives unless the EBIT threshold was reached, but a payout was possible if the revenue threshold has not been met. Achievement of 100% of the EBIT and revenue goals would lead to payment of 100% of the related bonus targets, and attainment of lesser percentages of these goals would lead to payment of lesser percentages of the related bonus targets.  Attainment of 110% of the EBIT and revenue goals would result in eligibility to receive 120% of the related bonus targets.

The Compensation Committee established EBIT and revenue goals because it believes these financial performance metrics are the best indicators of the Company’s performance. The Company’s EBIT and revenue targets for fiscal 2013, as presented to the Compensation Committee, were approximately $28.6 million and $228.8 million, respectively, and actual EBIT and revenue results for fiscal 2013, as presented to the Compensation Committee were approximately $5 million, and $168.1 million, respectively. Because the Company missed its EBIT and revenue targets, the Compensation Committee determined not to pay bonuses based on achievement of these targets to its Named Executive Officers under the 2013 Bonus Plan.

Under the 2013 Bonus Plan, each Named Executive Officer was also eligible to receive a bonus of up to 25% of base salary based on individual performance, independent of achievement of the Company’s performance targets. At the end of fiscal 2013, each member of the executive management team presented to the Compensation Committee his/her major accomplishments for the fiscal year. Based on these accomplishments, Dr. Hou submitted bonus recommendations for each of the Named Executive Officers for review and approval by the Compensation Committee. The Compensation Committee retains the ability to modify individual executive bonuses based upon individual performance and the successful completion of business projects and other management performance objectives. In light of continuing business challenges in both the fiber optics and solar photovoltaics sectors, the Compensation Committee has determined not to award annual cash incentive awards to its Named Executive Officers in fiscal 2013.

The Compensation Committee has not adopted a bonus plan for fiscal year 2014.

Long-Term Stock-Based Incentives

The Company believes that stock-based incentives are an effective tool for aligning the interests of our executives with the interests of our shareholders. Long-term stock-based incentives may consist of stock options, restricted stock, performance stock, restricted stock units, performance stock units, stock purchase rights, deferred stock units and stock appreciation rights, all of which provide an incentive for the executives to join and remain with the Company, continue to promote its best interests and enhance its long-term performance.

As of September 30, 2013, the Company had only awarded long-term compensation in the form of stock options, restricted stock awards and restricted stock units. Stock options, restricted stock awards and restricted stock units provide executives with an incentive to maximize shareholder value by directly aligning the economic interests of the executives with those of the shareholders. Stock options give an executive the right to buy a share of the Company’s Common Stock in the future at a predetermined exercise price.  The exercise price is the closing price of the Common Stock on the grant date.  New hire stock option awards vest over a five-year period while annual stock option awards generally vest over a four-year period.  Other supplemental stock option awards vest over a four-year period.  All options expire ten years after the grant date.  In addition, under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) no one recipient may be granted an award of options to purchase more than 125,000 shares of Common Stock in any twelve month period. Under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), no one recipient may be granted an award of options to purchase more than 150,000 shares of Common Stock in any fiscal year, except that options granted at the time of hire will not be counted against the foregoing limitation.  Executives who are terminated for cause immediately forfeit all options that have not vested unless otherwise determined by the Compensation Committee.

Restricted stock awards are grants of the Company’s Common Stock that are subject to restrictions on sale and forfeiture until vested. Restricted stock units are contractual rights to receive a stated number of shares of Common Stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate fair market value equal to such stated number of shares of Common Stock, that are subject to forfeiture until vested. Under the 2010 Plan, these awards vest over a three year period, and no one recipient may receive an award of restricted stock or restricted stock units covering more than 50,000 shares of Common Stock in any twelve month period. Under the 2012 Plan, no one recipient may receive an award of more than 150,000 restricted stock units in any fiscal year or an award of restricted stock covering more than 150,000 shares of Common Stock in any fiscal year, except an employee may be granted an aggregate of up to 300,000 restricted stock units and an award of restricted stock covering up to 300,000 shares of Common Stock at the time of hire, which will not be counted against the foregoing limitations. For executives who voluntarily resign or are terminated for cause, any unvested restricted stock or restricted stock units are immediately forfeited and canceled unless otherwise determined by the Compensation Committee.

In granting stock-based awards, the Compensation Committee uses its judgment and discretion and does not issue a targeted number of stock options, restricted stock awards or restricted stock units, but rather reviews the executive’s individual performance and the performance of the Company in the prior fiscal year, as well as the Comparative Compensation Data, when available, and any recommendations from compensation consultants, to determine the appropriate value of the award at the time it is granted.  Grants of stock options and awards of restricted stock and restricted stock units to executive officers are also based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the officer’s vested option, restricted stock award and restricted stock unit balance from previous grants and awards, with primary weight given to the executive officer’s relative rank and responsibilities. Initial stock option grants, restricted stock awards and restricted stock units designed to recruit an executive officer to join the Company may be based on negotiations with the officer, with reference to historical option grants and restricted stock and restricted stock unit awards to existing officers, and the Comparative Compensation Data.

On January 15, 2013, the Compensation Committee approved the following annual equity retention grants to be made to its Named Executive Officers during the second quarter of fiscal 2013 in recognition of their achievements in fiscal year 2012, including, among others, their extraordinary efforts in successfully implementing plans to rebuild and obtain product qualification for the Company’s major fiber optics product lines following the flood in Thailand, the implementation of new administrative IT systems, completing the sale of its Enterprise product lines to Sumitomo Electric Device Innovations USA, successful renegotiation of the Company’s line of credit with Wells Fargo Bank National Association, completing equity financing through a sale of Company Common Stock to B. Riley & Co., LLC, securing of equipment financing, settling of certain patent infringement lawsuits, and improvement of internal efficiencies.

Name	Number of Restricted Stock Units
Hong Q. Hou, Ph.D.	40,000
Mark Weinswig	20,000
Christopher Larocca	20,000
Monica Van Berkel	15,000
Alfredo Gomez	15,000

These grants vest in three equal annual installments on January 15, 2014, 2015 and 2016.

On November 15, 2013, Mr. Larocca informed the Company that he will resign from his position as the Company's Chief Operating Officer effective November 30, 2013 to pursue other business endeavors. In connection with his resignation, the Company entered into a separation agreement and general release with Mr. Larocca. (the “Larocca Separation Agreement”). Pursuant to the terms of the Larocca Separation Agreement, all of the unvested outstanding equity awards held by Mr. Larocca vested as of January 14, 2014.

In addition, on November 22, 2013, the Compensation Committee reviewed the base salaries of Chief Financial Officers in the Company’s peer group and awarded 20,000 restricted stock units to Mr. Weinswig to recognize Mr. Weinswig’s extraordinary contributions to the Company and his lower base salary compared to his peers. 5,000 shares vested immediately and were settled in common stock on the grant date. The remaining 15,000 restricted stock units vest in three equal annual installments commencing on November 22, 2014.

On January 23, 2014, the Compensation Committee approved the following annual equity retention grants in consideration of the achievements of the Named Executive Officers in fiscal year 2013 and the Comparative Compensation Data.

Name	Number of Restricted Stock Units
Hong Q. Hou, Ph.D.	75,000
Mark Weinswig	50,000
Monica Van Berkel	40,000
Alfredo Gomez	40,000

These grants vest in three equal annual installments on January 23, 2015, 2016 and 2017.

Company Benefits

The Company’s benefits are an important tool in our ability to attract and retain outstanding employees throughout the Company.  As a business matter, we weigh the benefits we need to offer to remain competitive and attract and retain talented employees against the cost of the benefits.  Benefit levels are reviewed periodically to ensure they are cost-effective and competitive and support the overall needs of Company employees.

This section describes the benefits that the Company provides to key executives and notes those instances when benefits for the Named Executive Officers differ from the general plan. In some instances, we also describe the programs we offer across the Company as context to specific discussions about executive benefits.

Medical, Dental, and Vision Benefits

The Company offers a standard benefits package to all of its employees, which includes medical, dental, and vision coverage.  The Named Executive Officers receive coverage at 100% whereas all other employees of the Company receive coverage ranging from 50% to 100% depending on the service performed.

Company-sponsored Retirement Plans

The EMCORE Corporation 401(k) Plan (the “401(k) Plan”) is a defined contribution plan that is designed to comply with Employee Retirement Income Security Act of 1974, the Internal Revenue Code, as well as federal and state legal requirements.  The 401(k) Plan is designed to provide retirement benefits to eligible employees of the Company and is administered by Prudential Financial.  Participants in the 401(k) Plan may elect to reduce compensation by a specific percentage, which is contributed to the participant’s 401(k) account on a pre-tax basis as a salary deferral.

Employees, including the Company’s Named Executive Officers, may elect to contribute to the 401(k) Plan through salary reduction up to the yearly maximum tax-deductible deferral allowed pursuant to IRS regulations.  A participant may elect to defer between 1-30% of his or her compensation per pay period.  The deferral amount will not be subject to income tax until distribution.  Each participant is able to direct his or her investment into any of the available investment options.  Participants’ contributions are vested at 100%.

The Company may provide a discretionary match of 50% of the first 6% of a participant’s contribution to the 401(k) Plan and this matching contribution vests over a five year period, based on the participant’s continuing service during such period.  This matching contribution is in the form of the Company’s Common Stock.  Participants are able to exchange the Company’s Common Stock for other investment options within the 401(k) Plan upon receipt of the Company match and in compliance with the Company’s insider trading policies.  Exchanges from other investment options to the Company’s Common Stock are not permitted under the 401(k) Plan.

An employee, including a part-time or temporary employee, becomes eligible to participate in the 401(k) Plan on the 60th day following his or her date of hire and attaining the age of 20 years.   A re-hire is eligible to participate in the 401(k) Plan immediately.

Employee Stock Purchase Plan

The Company offers all eligible employees, including the Company’s Named Executive Officers, the opportunity to acquire an ownership interest in the Company by purchasing shares of the Company’s Common Stock through a tax-qualified employee stock purchase plan (“ESPP”). Under the ESPP, an employee can withhold, through payroll deductions, up to 10% of his/her earnings, up to certain maximums, to be used to purchase shares of the Company’s Common Stock at certain plan-defined dates. The option price is set at 85% of the average of the high and low price for the Company’s Common Stock on either the first or last day of the offering period, whichever is lower.

Officer and Director Share Purchase Plan

In January 2011, the Compensation Committee of the Board of Directors approved an Officer and Director Share Purchase Plan (the “ODPP”), which allows executive officers and directors of the Company to purchase shares of the Company’s Common Stock at fair market value in lieu of salary or, in the case of directors, director fees. Eligible individuals may voluntarily participate in the ODPP by authorizing payroll deductions or, in the case of directors, deductions from director fees for the purpose of purchasing shares of the Company’s Common Stock. Elections to participate in the ODPP may only be made during open trading windows under the Company’s insider trading policy when the participant does not otherwise possess material non-public information concerning the Company. The Board of Directors has authorized 125,000 shares to be made available for purchase by officers and directors under the ODPP. As of September 30, 2013, 34,677 shares of Common Stock had been purchased under the ODPP.

Perquisites

From time to time, the Company provides perquisites to key executive officers, including the Named Executive Officers, as a recruiting and retention tool. We believe that our perquisites are appropriate and we periodically review them against the Comparative Compensation Data, when available, and generally accepted corporate practices.

Severance Policy and Severance Agreements

In an effort to further promote the retention of the Company’s Named Executive Officers, on August 2, 2011, the Company entered into employment agreements with each of its Named Executive Officers to formalize its severance policy. In accordance with the terms of these agreements, the Named Executive Officers are eligible to receive certain severance benefits under specified circumstances, including payment of base salary for a period of one year plus two weeks, plus an additional two weeks for each whole year that the Named Executive Officer was employed by the Company, payment of certain COBRA benefits, provision of certain outplacement services and acceleration and immediate vesting of all outstanding equity awards. The Named Executive Officers are not eligible to receive severance benefits if they are terminated for “cause,” or if they voluntarily terminate their employment other than for “good reason” as such terms are defined in the agreements.  In addition, in order to receive any severance benefits for which a participant is eligible under their employment agreement, the participant must execute within sixty (60) days of the date of termination, a general release agreement prepared by the Company that includes, among other things, a release by the participant of the Company from any liability or obligation to the participant.

For more information regarding potential payments to the Named Executive Officers upon a termination or change of control under the employment agreements, see “Executive Compensation – Potential Payments upon Termination or Change-in-Control.”

Compensation of the Chief Executive Officer

In fiscal 2013, Dr. Hou participated in the same compensation programs and received compensation based upon the same criteria as the Company’s other executive officers.  However, Dr. Hou’s compensation reflected the higher level of responsibility that he had with respect to the strategic direction of the Company, the Company’s financial and operating results, and interactions with the investment community.

Tax and Accounting Considerations

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct annual compensation in excess of $1 million paid to certain employees – generally its Chief Executive Officer and its three other most highly compensated executive officers (other than the Chief Financial Officer), unless their compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards that would vest upon the passage of time or other compensation, which would not result in qualification of those awards as performance-based compensation.

EXECUTIVE COMPENSATION

 The table below sets forth certain information concerning the annual and long-term compensation earned for services in all capacities to the Company of those persons who during fiscal year 2013 (i) served as the Company’s Chief Executive Officer, (ii) served as the Company’s Chief Financial Officer, and (iii) were the three most highly-compensated officers (other than the Chief Executive Officer, and Chief Financial Officer).  Compensation information is provided for the fiscal years ended September 30, 2011, 2012 and 2013, except in cases where an individual was not a Named Executive Officer for the applicable year.

Summary Compensation Table for Fiscal 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Hong Q. Hou, Ph.D.	2013	450,445	0	188,400	0	85,687	(3)	724,532
Chief Executive Officer	2012	419,260	0	145,350	0	9,213	(4)	573,823
	2011	450,445	0	290,500	0	7,832	(5)	748,777
Mark Weinswig	2013	260,000	0	94,200	0	8,056	(6)	362,256
Chief Financial Officer	2012	248,000	0	92,580	0	7,567	(7)	348,147
	2011	260,000	0	77,500	209,430	11,964	(8)	558,894
Christopher Larocca	2013	260,000	0	94,200	0	7,876	(9)	362,076
Chief Operating Officer(1)	2012	248,000	0	46,080	0	7,417	(10)	301,497
	2011	260,000	0	176,900	0	7,498	(11)	444,398
Monica Van Berkel	2013	235,000	0	70,650	0	7,426	(12)	313,076
Chief Administration Officer	2012	220,404	0	62,556	0	7,052	(13)	290,012
	2011	222,500	0	154,950	0	7,506	(14)	384,956
Alfredo Gomez	2013	220,000	0	70,650	0	6,722	(15)	297,372
General Counsel

______________

(1)

Mr. Larocca resigned as Chief Operating Officer effective November 30, 2013, and entered into the Larocca Separation Agreement, which provided for the vesting of all outstanding equity awards Mr. Larocca had previously been granted under the Company’s various equity awards plans as of January 14, 2014.

(2)

The amounts in this column represent the grant date fair value, in accordance with FASB Accounting Standards Codification No. 718 - “Compensation – Stock Compensation” (without regard to estimated forfeitures related to a service based condition). Assumptions used in the calculation of these amounts are set forth in footnote 15 to the Company’s audited financial statements for the fiscal year ended September 30, 2011, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 29, 2011, footnote 16 to the Company’s audited financial statements for the fiscal year ended September 30, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 13, 2012, and footnote 15 to the Company’s audited financial statements for the fiscal year ended September 30, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 9, 2013, These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.

(3)	Consists of life insurance premiums of $376, the Company’s matching contributions under its 401(k) plan of $7,650, which are made in Company Common Stock, and $77,661 in relocation expenses.
(4)	Consists of life insurance premiums of $364 and the Company’s matching contributions under its 401(k) plan of $8,849, which are made in Company Common Stock.
(5)	Consists of life insurance premiums of $364 and the Company’s matching contributions under its 401(k) plan of $7,468, which are made in Company Common Stock.
(6)	Consists of life insurance premiums of $376 and the Company’s matching contributions under its 401(k) plan of $7,680, which are made in Company Common Stock.

(7)	Consists of life insurance premiums of $364 and the Company’s matching contributions under its 401(k) plan of $7,203, which are made in Company Common Stock.
(8)	Consists of life insurance premiums of $364, the Company’s matching contributions under its 401(k) plan of $6,600, which are made in Company Common Stock, and $5,000 in relocation expenses.
(9)	Consists of life insurance premiums of $376 and the Company’s matching contributions under its 401(k) plan of $7,500, which are made in Company Common Stock.
(10)	Consists of life insurance premiums of $364 and the Company’s matching contributions under its 401(k) plan of $7,053, which are made in Company Common Stock.
(11)	Consists of life insurance premiums of $364 and the Company’s matching contributions under its 401(k) plan of $7,134, which are made in Company Common Stock.
(12)	Consists of life insurance premiums of $376 and the Company’s matching contributions under its 401(k) plan of $7,050, which are made in Company Common Stock.
(13)	Consists of life insurance premiums of $364 and the Company’s matching contributions under its 401(k) plan of $6,688, which are made in Company Common Stock.
(14)	Consists of life insurance premiums of $364 and the Company’s matching contributions under its 401(k) plan of $7,142, which are made in Company Common Stock.
(15)	Consists of life insurance premiums of $376 and the Company’s matching contributions under its 401(k) plan of $6,346, which are made in Company Common Stock

Grants of Plan-Based Awards in Fiscal 2013

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)

Hong Q. Hou, Ph.D.	1/15/13		40,000	188,400
Mark Weinswig	1/15/13		20,000	94,200
Christopher Larocca	1/15/13		20,000	94,200
Monica Van Berkel	1/15/13		15,000	70,650
Alfredo Gomez	1/15/13		15,000	70,650

___________

(1)

The amounts in this column represent the grant date fair value, in accordance with FASB Accounting Standards Codification No. 718 - “Compensation – Stock Compensation” (without regard to estimated forfeitures related to a service based condition). Assumptions used in the calculation of these amounts are set forth in footnote 15 to the Company’s audited financial statements for the fiscal year ended September 30, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 9, 2013. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.

Outstanding Equity Awards as of September 30, 2013

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Hong Q. Hou, Ph.D.	8,750 1,718 13,750 61,250 63,751 37,500 48,751 50,000	(3)	- - - - - - - -		11.56 12.00 29.16 23.04 35.12 26.68 33.52 5.00	5/18/14 2/28/15 8/28/16 12/14/16 9/25/17 4/3/18 5/19/18 7/27/19	75,206	(5)	336,923
Mark Weinswig	30,000		45,000	(4)	3.80	10/11/20	30,166	(6)	135,144
Christopher Larocca(2)	10,000 3,250 332 3,000 500 1,750 7,500 7,501 18,751 7,500 50,000 20,000		- - - - - - - - - - - -		11.72 12.00 29.28 31.80 39.00 29.16 19.90 35.12 33.52 2.76 5.24 5.00	5/19/14 2/28/15 12/29/15 3/10/16 4/5/16 8/28/16 3/29/17 9/25/17 5/19/18 2/27/19 5/29/19 7/27/19	36,000	(7)	161,280
Monica Van Berkel	6,812 3,750 179 11,250 5,000 2,500 17,501 18,751 20,000		- - - - - -		12.32 12.00 29.28 29.16 19.90 35.12 33.52 5.24 5.00	5/24/14 2/28/15 12/29/15 8/28/16 3/29/17 9/25/17 5/19/18 5/29/19 7/27/19	28,262	(8)	126,614

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Alfredo Gomez	2,250 3,500 2,500 5,000	- - - -	31.04 33.52 4.56 5.00	9/10/17 5/19/18 7/17/19 7/27/19	31,083	(9)	139,252

(1)

The market value is determined by multiplying the number of shares by $4.48, the closing trading price of the Company’s Common Stock on the Nasdaq Global Market on September 30, 2013, the last trading day of the fiscal year.

(2)

Effective November 30, 2013, Mr. Larocca resigned from his position as Chief Operating Officer of the Company, and entered into the Larocca Separation Agreement, which provided for the vesting of all outstanding equity awards Mr. Larocca had previously been granted under the Company’s various equity awards plans as of January 14, 2014.

(3)

In December 2008, pursuant to the terms of a tender offer relating to outstanding stock options, the exercise price was increased from $10.52 to $11.56 (on a post-reverse stock split basis), which represents the fair market value as of the actual measurement date for this option grant.

(4)	The unvested portions of these awards are scheduled to vest in three equal installments on October 11, 2013, 2014 and 2015.
(5)

Consists of the following restricted shares and units: (a) 12,500 restricted shares of Common Stock granted on January 28, 2011, that are scheduled to vest on January 28, 2014; (b) 4,166 restricted stock units that were granted on August 22, 2011 and are scheduled to vest on August 22, 2014; (c) 11,874 restricted stock units that were granted on January 30, 2012 and are scheduled to vest in two equal installments on January 30, 2014 and 2015, (d) 6,666 restricted stock units that were granted on March 8, 2012 and are scheduled to vest in two equal installments on March 8, 2014 and 2015, and (e) 40,000 restricted stock units that were granted on January 15, 2013 and are scheduled to vest in three equal installments on January 15, 2014, 2015 and 2016.

(6)

Consists of the following restricted stock units: (a) 4,166 restricted stock units that were granted on August 22, 2011 and are scheduled to vest on August 22, 2014; and (b) 6,000 restricted stock units that were granted on December 6, 2011 and are scheduled to vest in two equal installments on December 6, 2013 and 2014; and (c) 20,000 restricted stock units that were granted on January 15, 2013 and are scheduled to vest in three equal installments on January 15, 2014, 2015 and 2016.

(7)

Consists of the following restricted shares and units: (a) 5,834 restricted shares of Common Stock granted on January 28, 2011, that are scheduled to vest on January 28, 2014; (b) 4,166 restricted stock units that were granted on August 22, 2011 and are scheduled to vest on August 22, 2014; (c) 6,000 restricted stock units that were granted on December 6, 2011 and are scheduled to vest in two equal installments on December 6, 2013 and 2014 and (d) 20,000 restricted stock units that were granted on January 15, 2013 and are scheduled to vest in three equal installments on January 15, 2014, 2015 and 2016.

(8)

Consists of the following restricted shares and units: (a) 5,000 restricted shares of Common Stock granted on January 28, 2011, that are scheduled to vest on January 28, 2014; (b) 3,750 restricted stock units that were granted on August 22, 2011 and are scheduled to vest on August 22, 2014; (c) 4,512 restricted stock units that were granted on December 6, 2011 and are scheduled to vest in two equal installments on December 6, 2013 and 2014; and (d) 15,000 restricted stock units that were granted on January 15, 2013 and are scheduled to vest in three equal installments on January 15, 2014, 2015 and 2016.

(9)

Consists of the following restricted shares and units: (a) 4,167 restricted shares of Common Stock granted on January 28, 2011, that are scheduled to vest on January 28, 2014; (b) 4,166 restricted shares of Common Stock granted on May 3, 2011, that are scheduled to vest on May 3, 2014; (c) 3,750 restricted stock units that were granted on August 22, 2011 and are scheduled to vest on August 22, 2014; (d) 4,000 restricted stock units that were granted on December 6, 2011 and are scheduled to vest in two equal installments on December 6, 2013 and 2014; and (e) 15,000 restricted stock units that were granted on January 15, 2013 and are scheduled to vest in three equal annual installments on January 15, 2014, 2015 and 2016.

Options Exercised and Stock Vested

Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (#)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Hong Q. Hou, Ph.D.	--	--	25,939	141,831
Mark Weinswig	--	--	7,167	30,728
Christopher Larocca(1)	--	--	13,000	64,326
Monica Van Berkel	--	--	11,006	54,336
Alfredo Gomez	--	--	14,084	66,402

(1)

Effective November 30, 2013, Mr. Larocca resigned from his position as Chief Operating Officer of the Company, and entered into the Larocca Separation Agreement, which provided for the vesting of all outstanding equity awards Mr. Larocca had previously been granted under the Company’s various equity awards plans as of January 14, 2014.

Potential Payments upon Termination or Change-in-Control

On August 2, 2011, the Company entered into employment agreements with each of its Named Executive Officers, setting forth, among other things, the Named Executive Officer’s severance benefits upon termination or change of control. In accordance with the terms of these agreements, if (a) a Named Executive Officer’s employment is terminated without cause, (b) the Named Executive Officer terminates his employment for good reason, or (c) within thirty-six months of a change in control of the Company, the Named Executive Officer’s employment is terminated without cause or the Named Executive Officer terminates his employment for good reason, then the Named Executive Officer will receive the following benefits, provided that he enters into a general release agreement with the Company: (i) continued payment of his base salary for a period of one year plus two weeks, plus an additional two weeks for each whole year that the Named Executive Officer was employed by the Company; (ii) payment of certain COBRA premiums; (iii) payment of standard outplacement services up to $15,000; and (iv) acceleration and immediate vesting of all of the Named Executive Officer’s outstanding equity awards that remain subject to vesting (except performance-based awards).

The following are estimated payments and benefits that would be provided to each of Dr. Hou, Mr.Weinswig, Mr. Larocca, Mrs. Van Berkel and Mr. Gomez in the event the Named Executive Officer’s employment is terminated as described above.  The calculations assume a termination date of September 30, 2013, the last business day of fiscal 2013.  The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from the Company.

Name	Severance	COBRA (Company Part Only)	Outplacement Services
Hong Q. Hou, Ph.D.	$727,642	$22,808	$15,000
Mark Weinswig	$290,000	$18,373	$15,000
Christopher Larocca	$390,000	$22,808	$15,000
Monica Van Berkel	$325,385	$22,808	$15,000
Alfredo Gomez	$279,231	$6,420	$15,000

In addition, as of September 30, 2013, each Named Executive Officer would realize the following gains from the acceleration of unvested stock options, restricted stock awards and restricted stock units, measured based on a stock price of $4.48, which was the closing price of the Company’s Common Stock on the Nasdaq Global Market on September 30, 2013:

Name	Value of stock options, restricted stock awards and restricted stock units on Acceleration ($)
Hong Q. Hou, Ph.D.	336,923
Mark Weinswig.	186,144
Christopher Larocca	174,180
Monica Van Berkel	126,614
Alfredo Gomez	139,252

If a Named Executive Officer’s employment is terminated for cause or he terminates his employment without good reason, the Company will pay the Named Executive Officer’s base salary through the effective date of his termination and will not have any additional obligations to the Named Executive Officer. If a Named Executive Officer’s employment terminates as a result of his death, the Company will pay the Named Executive Officer’s base salary through the effective date of his termination and provide his spouse and children health insurance coverage as in effect on the date of termination for a period of twelve months thereafter.

On November 15, 2013, Mr. Larocca informed the Company that he will resign from his position as the Company's Chief Operating Officer effective November 30, 2013 to pursue other business endeavors. In connection with his resignation, the Company entered into the Larocca Separation Agreement, which provides Mr. Larocca with payments and benefits that are consistent with the payments and benefits to which he was entitled pursuant to the terms of his employment agreement. These payments and benefits are as follows:

(i)	the Company will continue to pay Mr. Larocca his current base salary of $260,000 per annum for a period of 78 weeks, commencing on December 1, 2013;

(ii)

all of the unvested restricted stock and restricted stock units held by Mr. Larocca vested as of January 14, 2014, which had a value of $179,280 based on a stock price of $4.98, which was the closing price of the Company’s Common Stock on the Nasdaq Global Market on January 14, 2014;

(iii)

all of Mr. Larocca’s outstanding unvested stock options vested as of January 14, 2014, and must be exercised within three (3) years of January 14, 2014 (but no later than the expiration of the term of the applicable stock option), and such unvested stock options had a value of $16,650 which reflects the difference between the exercise price of these stock options and a stock price of $4.98 which was the closing price of the Company’s Common Stock on the Nasdaq Global Market on January 14, 2014;

(iv)

Mr. Larocca is be eligible to exercise his rights to COBRA, and in the event Mr. Larocca exercises such rights, then the Company will pay the portion of Mr. Larocca’s COBRA premiums for eighteen (18) from the effective date of his termination. The estimated value of such COBRA premium payments is $22,808; and

(v)	the Company will provide Mr. Larocca with standard outplacement services for up to 12 months after December 1, 2013, at the Company’s expense up to a maximum amount of $15,000.

In addition, the Larocca Separation Agreement includes releases by Mr. Larocca of all claims related to Mr. Larocca’s employment and service relationship with, and termination of employment and service from, the Company.

COMPENSATION COMMITTEE REPORT

The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates this information by reference into any such filing.

The Compensation Committee is responsible for evaluating the performance of the Executive Chairman, the Chief Executive Officer and other officers of the Company, as well as reviewing and approving their compensation. The Committee also establishes and monitors overall compensation programs and policies for the Company, including administering its incentive compensation plans. The Committee’s processes and procedures for the consideration and determination of executive compensation are explained in greater detail in the Compensation Discussion and Analysis section.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement in accordance with Item 407(e)(5) of Regulation S-K.

This report is submitted by the Compensation Committee.

 January 22, 2014

COMPENSATION COMMITTEE John Gillen, Chairman Stephen L. Domenik Sherman McCorkle Charles T. Scott

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2013, the Company’s Compensation Committee was comprised of Messrs. Gillen, McCorkle and Scott. No member of the Compensation Committee served as one of the Company’s officers or employees during fiscal 2013 or was formerly an officer or employee of the Company at any time. None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee during fiscal 2013. None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee during fiscal 2013.

COMPENSATION RISK

The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including executive and non-executive officers, and determined that the Company’s compensation programs do not give rise to risks reasonably likely to have a material adverse effect on the Company.  The Committee noted several design features of the Company’s cash and equity incentive programs for all executive officers in particular that reduce the likelihood of excessive risk-taking and instead encourage behaviors that support sustainable value creation by rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Some of these elements include:

●	A Balanced Mix of Compensation Components. The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.
●

Multiple Performance Factors. Our incentive compensation plans use both company-wide metrics and individual performance, which encourage focus on the achievement of several objectives for the overall benefit of the Company. The annual cash incentive is dependent upon multiple performance metrics including revenue and EBIT, as well as individual goals related to specific strategic or operational objectives. The long-term incentives are equity-based and granted annually with a three, four or five year vesting schedule, to create incentives for the executives to focus on the long-term performance of the Company.

●	Focus on Long-term Incentives. Long-term incentive compensation is an integral part of compensation that discourages short-term risk taking.
●	Managed Expectations. Bonus targets are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation.
●	Capped Incentive Awards. Maximum funding level of the executive bonus program is capped at 120 percent of target.

OWNERSHIP OF SECURITIES

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 9, 2014 certain information regarding the beneficial ownership of Common Stock of the Company by: (i) each Named Executive Officer of the Company, (ii) each director and nominee, (iii) all directors and executive officers as a group (12 persons), and (iv) each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company. Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has the sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to common property laws, where applicable. Shares beneficially owned include shares of Common Stock and warrants and options to acquire shares of Common Stock that are exercisable within sixty (60) days of January 9, 2014 and phantom share credits representing shares of Common Stock earned by directors for services on the Board that such directors have elected to defer and which will be settled in Common Stock upon a change of control or after such directors’ termination of service as a director of the Company. Unless otherwise indicated, the address of each of the beneficial owners is c/o EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123.

Name	Shares Beneficially Owned(1)		Percent of Common Stock
Robert L. Bogomolny	79,080	(2)	*
Steven Becker	3,197,105	(3)(4)	10.59
Gerald J. Fine, Ph.D.	-		*
Hong Q. Hou, Ph.D.	398,698	(5)	1.31%
Charles T. Scott	73,617	(6)	*
Sherman McCorkle	22,510	(7)	*
Reuben F. Richards, Jr.	185,636	(8)	* %
James A. Tegnelia, Ph.D.	18,231	(9)	*
Stephen L. Domenik	-		*
Thomas J. Russell, Ph.D.	1,719,717	(10)	5.69%
John Gillen	51,948	(11)	*
Mark Weinswig	82,307	(12)	*
Monica Van Berkel	123,517	(13)	*
Alfredo Gomez	35,454	(14)	*
Christopher Larocca	191,153	(15)	*
All directors and executive officers as a group (15 persons)	6,178,973	(16)	20.04%
Becker Drapkin Management, L.P.	3,197,105	(3)(4)	10.59%
Kopp Investment Advisors, LLC	2,073,975	(17)	6.87%

*	Less than 1.0%
(1)	As of January 9, 2013, 30,200,927 shares of Common Stock were outstanding.
(2)	Includes 7,921 phantom share credits, representing shares of Common Stock earned by Mr. Bogomolny for services rendered as a director, which he elected to defer.

(3)

This formation is based on information contained in a Schedule 13 D/A filed with the SEC on December 6, 2013 and in a Form 4 filed on December 10, 2013. According to the Schedule 13D/A, and Form 4, Becker Drapkin Partners (QP), L.P. (“Becker Drapkin QP”) owns 2,077,849 shares of Common Stock (the “Becker Drapkin QP Shares”), and Becker Drapkin Partners, L.P. (“Becker Drapkin, L.P.”) owns 292,742 shares of Common Stock (the “Becker Drapkin, L.P. Shares”). The Becker Drapkin QP Shares and Becker Drapkin, L.P. Shares are collectively referred to herein as the “Becker Drapkin Funds Shares”. Becker Drapkin QP has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Becker Drapkin QP Shares. Becker Drapkin QP disclaims beneficial ownership of the Becker Drapkin, L.P. Shares. Becker Drapkin, L.P. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Becker Drapkin, L.P. Shares. Becker Drapkin, L.P. disclaims beneficial ownership of the Becker Drapkin QP Shares. As general partner of the Becker Drapkin Funds, Becker Drapkin Management, L.P. (“BD Management”) may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Becker Drapkin Funds Shares. BD Management in its capacity as investment manager for a separate managed account on behalf of an investment advisory client (the “Managed Account”) has the sole power to vote or direct the vote of (and the sole power to dispose or direct the disposition of) 826,514 shares held by the Managed Account (the “Managed Account Shares”). BC Advisors, LLC (“BCA“), as the general partner of BD Management, and Mr. Becker and Matthew A. Drapkin, as the sole members and co-managing members of BCA and limited partners of BD Management, may in each case be deemed to be beneficial owners of the Becker Drapkin Funds Shares and the Managed Account Shares. BD Management disclaims beneficial ownership of the Becker Drapkin Funds Shares. BCA does not own any shares directly and disclaims beneficial ownership of any shares beneficially owned by BD Management. Mr. Becker and Matthew A. Drapkin each disclaim beneficial ownership of any shares beneficially owned by BCA..

(4)

Pursuant to the terms of the Settlement Agreement between the Company and Mr. Drapkin, Stephen Becker, BCA, BD Management, Becker Drapkin QP, and Becker Drapkin L.P. (collectively with Messrs. Becker and Drapkin, the “Shareholder Group”), the Shareholder Group has agreed that, through the conclusion of the 2015 Annual Meeting (the “Standstill Period”), each member of the Shareholder Group shall cause all shares of Common Stock owned of record or beneficially owned by it or its respective affiliates or associates to be present for quorum purposes and to be voted in favor of all directors nominated by our Board of Directors for election at any shareholder meeting where such matters will be voted on; provided, that such nominees were not nominated in contravention of the Settlement Agreement. In addition, the Settlement Agreement imposes certain restrictions and requirements on each member of the Shareholder Group (and their respective affiliates, associates, agents and other persons acting on his or its behalf), relating to actions with respect to the Company and its common stock during the Standstill Period, including limits on the acquisition of beneficial ownership in excess of 15% of the outstanding shares of our Common Stock; limits on submitting shareholder proposals and Board nominations for a vote by our shareholders; limits on the ability to solicit proxies or written consents from our shareholders; limits on the ability to call a special meeting of our shareholders; limits on actions with respect to sale transactions involving the Company; limits on public statements regarding the Company, the Board, and management; and limits on engaging in certain securities transactions relating to the Company and the securities of the Company.

(5)

Includes 12,500 restricted shares of Common Stock that remain subject to vesting, 22,604 restricted stock units vesting within 60 days of January 9, 2014, options to purchase 285,470 shares of Common Stock exercisable within 60 days of January 9, 2014, and 9,505 shares of Common Stock held in the Company’s 401(k) Plan as of December 31, 2013.

(6)

Includes 14,689 phantom share credits, representing shares of Common Stock earned by Mr. Scott for services rendered as a director, which he elected to defer, and 34,125 shares of Common Stock owned by Kircal, Ltd.

(7)	Includes 8,000 shares of Common Stock held in Mr. McCorkle’s 401(k) Plan as of December 31, 2013.
(8)

Includes 43,750 shares of Common Stock held by spouse, 2,500 shares of Common Stock held by spouse in a pension fund and 2,500 shares of Common Stock held in trust for the benefit of Mr. Richards’ daughter.

(9)	Includes 13,251 phantom share credits, representing shares of Common Stock earned by Mr. Tegnelia for services rendered as a director, which he elected to defer.
(10)	Includes 856,016 shares of Common Stock held by The Morning Star Trust for the benefit of Dr. Russell’s daughter.
(11)	Includes 14,351 phantom share credits, representing shares of Common Stock earned by Mr. Gillen for services rendered as a director, which he elected to defer.
(12)

Includes options to purchase 45,000 shares of Common Stock exercisable within 60 days of January 9, 2014, 6,667 restricted stock units vesting within 60 days of January 9, 2014, and 4,800 shares of Common Stock held in the Company’s 401(k) Plan as of December 31, 2013.

(13)

Includes 5,000 restricted shares of Common Stock that remain subject to vesting, options to purchase 85,744 shares of Common Stock exercisable within 60 days of January 9, 2014, 5,000 restricted stock units vesting within 60 days of January 9, 2014, and 8,389 shares of Common Stock held in the Company’s 401(k) Plan as of December 31, 2013.

(14)

Includes 8,333 restricted shares of Common Stock that remain subject to vesting, options to purchase 13,250 shares of Common Stock exercisable within 60 days of January 9, 2014, 5,000 restricted stock units vesting within 60 days of January 9, 2014, and 4,124 shares of Common Stock held in the Company’s 401(k) Plan as of December 31, 2013.

(15)

Includes 5,834 restricted shares of Common Stock that remain subject to vesting, options to purchase 130,084 shares of Common Stock exercisable within 60 days of January 9, 2014, 30,166 restricted stock units vesting within 60 days of January 9, 2014 and 8,971 shares of Common Stock held in the Company’s 401(k) Plan as of December 31, 2013. On January 14, 2014, all of Mr. Larocca’s outstanding equity awards vested pursuant to the terms of the Larocca Separation Agreement, which he entered into with the Company in connection with his resignation as Chief Operating Officer.

(16)

Includes 31,667 restricted shares of Common Stock that remain subject to vesting, 69,437 restricted stock units vesting within 60 days of January 9, 2014, and options to purchase 559,548 shares of Common Stock exercisable within 60 days of January 9, 2014.

(17)

This information is based solely on information contained in a Schedule 13D filed with the SEC on October 8, 2010, by Kopp Investment Advisors, LLC (“KIA”), a wholly-owned subsidiary of Kopp Holding Company, LLC (“KHC”), which is controlled by Mr. LeRoy C. Kopp (“Kopp”) (collectively, the “Kopp Parties”). KIA reports beneficially owning a total of 2,073,975 shares of Common Stock including having sole voting power over 0 shares of Common Stock and shared dispositive power over 735,225shares of Common Stock. KHC reports beneficially owning 2,073,975 shares of Common Stock including having sole voting power over 0 shares of Common Stock and shared dispositive power over 735,225 shares of Common Stock. Kopp reports beneficially owning a total of 2,073,975shares of Common Stock including having sole voting power over 1,338,750shares of Common Stock and shared dispositive power over 735,225shares of Common Stock. All share ownership numbers have been adjusted to account for a reverse stock split effected by the Company at a ratio of 4:1 on February 15, 2012. The address of the Kopp Parties is 8400 Normandale Lake Blvd., Suite 1450, Bloomington, Minnesota, 55437.

Equity Compensation Plan Information

The following table sets forth, as of September 30, 2013, the number of securities outstanding under each of EMCORE’s stock option plans and EMCORE’s 2000 Employee Stock Purchase Plan, the weighted average exercise price of such options, and the number of options available for grant under such plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,600,876	(1)	$17.78	(2)	1,042,353	(3)
Equity compensation plans not approved by security holders	--		--		--

__________

(1)

Consists of 1,745,948 outstanding stock options and 854,928 unvested restricted stock units under the EMCORE Corporation 2000 Stock Option Plan, the EMCORE Corporation 2010 Equity Incentive Plan and the EMCORE Corporation 2012 Equity Incentive Plan as of September 30, 2013.

(2)

Represents the weighted average exercise price of outstanding stock options under the EMCORE Corporation 2000 Stock Option Plan, the EMCORE Corporation 2010 Equity Incentive Plan and the EMCORE Corporation 2012 Equity Incentive Plan as of September 30, 2013.

(3)

Consists of 45,620 shares that remained available for grant under the EMCORE Corporation 2010 Equity Incentive Plan, as amended, 562,775 shares that remained available for grant under the EMCORE Corporation 2012 Equity Incentive Plan, and 433,958 shares that remained available for grant under the EMCORE Corporation 2000 Employee Stock Purchase Plan, as of September 30, 2013. In addition, 90,323 shares remained available for grant under the Company’s Officer and Director Share Purchase Plan. The Company’s 2000 Stock Option Plan expired on February 12, 2010, and no additional shares were available for grant under that plan after the termination date. In addition to the shares listed above, the Company compensates its non-employee directors for their services pursuant to the 2007 Directors’ Stock Award Plan. In accordance with the 2007 Directors’ Stock Award Plan, prior to January 1, 2013, payments of fees were made in Common Stock of the Company.  Non-employee directors earned a fee in the amount of $3,500 per Board meeting attended and $500 per committee meeting attended ($1,000 for the chairman of a committee).  When Board members were invited to attend meetings of Board committees of which they were not members, these non-committee Board members earned a committee meeting fee of $500.  At the 2013 Annual Meeting of Shareholders, the shareholders approved the Amended 2007 Plan in order to, among other things, change the stock-based compensation for non-employee directors from stock-based compensation earned on a per-meeting basis to a flat compensation rate earned on an annual basis. The Amended 2007 Plan became effective on January 1, 2013, and the Company will pay each non-employee director an annual stock award amount equal to $40,000 beginning in 2014; provided, that in the event a person serves as a non-employee director for less than a full plan year, such amount would be prorated based on the number of whole calendar months the director served as a non-employee director during the plan year. Additionally, for a non-employee director who is a lead independent director during such plan year, the annual stock award amount would be increased by $5,000; provided, that in the event a non-employee director is a lead independent director for less than a full plan year, such amount shall be prorated based on the number of days the director served as a lead independent director for the plan year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company’s review of copies of all disclosure reports filed by directors and executive officers of the Company, pursuant to Section 16(a) of the Exchange Act, and written representations furnished to the Company, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of the Company during fiscal year 2013, except the following: Mr. McCorkle had one late filing in respect of two transactions as a result of an internal communication error.  During fiscal year 2013, no person or entity beneficially owned more than 10 percent of the Company’s Common Stock.

PROPOSAL II:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

For the fiscal year 2013, KPMG LLP (“KPMG”) provided audit services, which included examination of the Company's annual consolidated financial statements. A summary of the fees for these services provided by KPMG LLP is below. The Audit Committee of the Board of Directors has appointed KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2014 and the Board of Directors recommends that shareholders ratify such appointment at the Annual Meeting.

Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution ratifying the appointment of KPMG as the Company’s independent registered public accounting firm is rejected by the shareholders, then the Audit Committee may reconsider its choice of independent registered public accounting firms. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Proxies in the form solicited hereby that are properly submitted will be voted FOR the resolution unless otherwise instructed by the shareholder.

Representatives of KPMG are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNDER PROPOSAL II.

FISCAL 2013 & 2012 AUDITOR FEES AND SERVICES

The fees billed to the Company by KPMG in fiscal 2012 and 2013 are as follows:

	Fiscal 2013	Fiscal 2012

Audit fees (1)	$941,072	$1,008,254
Audit-related fees	--	--
Tax fees	--	--
All other fees	--	--
Total	$941,072	$1,008,254

__________

(1)

Represents fees for professional services rendered in connection with the integrated audit of our annual financial statements, reviews of our quarterly financial statements, other SEC filings, including registration statements, correspondence with the SEC, and advice provided on accounting matters that arose in connection with audit services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, all of the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material, and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report of the Audit Committee by reference therein.

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. During fiscal 2013, the Audit Committee consisted of Messrs. Scott (chairman), Bogomolny, and Gillen. Dr. Fine joined the Committee in December 2013. Each member of the Audit Committee is currently an independent director within the meaning of Nasdaq Listing Rule 5605(a)(2). The Board of Directors has determined that Messrs. Scott and Gillen are each Audit Committee financial experts. The Audit Committee met seven times in fiscal 2013. The Audit Committee performs the functions set forth in the EMCORE Corporation Audit Committee Charter, which has been adopted by the Board of Directors. The Audit Committee Charter is available in the Corporate Governance section on the Investor tab of our website (www.emcore.com).

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2013 with management of the Company and the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit Committee has reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and has reviewed the opinion of the Company’s independent registered public accounting firm regarding such assessment and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with such accounting firm the independence of such accounting firm. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2013, which was filed with the SEC on December 9, 2013.

This report is submitted by the Audit Committee.

January 21, 2014

AUDIT COMMITTEE Charles T. Scott, Chairman Robert L. Bogomolny Gerald J. Fine John Gillen

PROPOSAL III:

THE APPROVAL OF THE AMENDMENT TO THE EMCORE CORPORATION 2012 EQUITY INCENTIVE PLAN

On January 24, 2014, the Board of Directors, acting on the recommendation of the Compensation Committee, unanimously adopted an amendment to the EMCORE Corporation 2012 Equity Incentive Plan (the “Amended 2012 Plan”), subject to approval by the shareholders, to increase by 1,000,000 the number of shares of Common Stock available for grant under the Amended 2012 Plan from 1,000,000 to 2,000,000 shares of Common Stock.

On January 25, 2012, upon recommendation of the Compensation Committee, the Board of Directors of the Company adopted the EMCORE Corporation 2012 Equity Incentive Plan (the “2012 Plan”). The 2012 Plan became effective upon its approval by the Company’s shareholders at the 2012 Annual Meeting, and has been employed as a principal feature of the Company’s compensation program since that time. As of January 9, 2014, 488,100 shares have been issued under the 2012 Plan and only 511,900 shares remain available for future issuance. In addition, 1,683,383 shares have been issued under the 2010 Plan and only 66,617 shares remain available for future issuance. No shares are currently available for grant under the EMCORE Corporation 1995 Incentive and Non-Statutory Stock Option Plan (as amended, the “1995 Plan”) or the 2000 Stock Option Plan (as amended, the “2000 Plan”).

If the shareholders approve the amendment and authorize reservation of an additional 1,000,000 shares of the Company’s Common Stock to the 2012 Plan, it will allow us to use the shares authorized for issuance pursuant to the Amended 2012 Plan to assist the Company in (a) attracting and retaining the best available personnel for positions of substantial responsibility, (b) providing additional incentives to employees, directors and consultants, and (c) promoting the success of the Company’s business, while also receiving a federal income tax deduction for certain compensation paid under the 2012 Plan under Section 162(m) of the Internal Revenue Code (the "Code"). The Board of Directors believes that the ability to offer a variety of forms of equity compensation—including grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, stock purchase rights, and unrestricted share awards — is necessary for us to attract and retain the services of well-qualified employees and advisors, including officers and directors who will contribute to our success. Equity compensation has historically formed a significant portion of our employees’ overall compensation, and almost all of our current employees have received equity compensation in the form of options, restricted stock and/or restricted stock unit awards.

The Board of Directors recommends approval of the Amended 2012 Plan. If the shareholders approve the Amended 2012 Plan, it will provide sufficient reserves of shares, based on our current business plans, to ensure the Company’s ability to continue to provide new hires, employees, and management with an equity stake in the Company over the next year. The Board of Directors believes that adopting the Amended 2012 Plan is in the best interests of the Company and the shareholders. In the event this proposal is not approved by our shareholders, and as a consequence we are unable to continue to make equity grants at competitive levels, the Board of Directors believes that it will negatively affect our ability to meet our need for highly qualified personnel and our ability to manage future growth.

If this proposal is adopted, the first sentence of Section 3.1 of the 2012 Plan would be amended to read, in its entirety, as follows:

3.1 Number.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that are available for Awards under the Plan is 2,000,000 Shares (all of which may be the subject of Incentive Stock Options granted under the Plan).  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan.  The Shares may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose or reacquired Common Stock.”

A description of the material provisions of the Amended 2012 Plan is set forth below. The statements made in this Proposal III concerning terms and provisions of the Amended 2012 Plan are summaries and do not purport to be a complete recitation of the Amended 2012 Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Amended 2012 Plan.  The full text of the Amended 2012 Plan is attached to this Proxy Statement as Exhibit B and is incorporated by reference herein.

Administration and Eligibility

The Amended 2012 Plan will be administered by the Compensation Committee or, in certain instances its designee. Employees, non-employee directors and consultants of the Company and its subsidiaries will be eligible to receive awards of Common Stock, stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, or stock purchase rights at the Compensation Committee’s discretion. As of September 30, 2013, there were approximately 556 employees and 6 non-employee directors eligible to receive awards under the 2012 Plan. Subject to applicable law, the Compensation Committee may delegate to an officer, director or group of officers or directors of the Company or its affiliates some or all of its authority under the Amended 2012 Plan with respect to participants who are not our executive officers.

Shares Available for Issuance

If the Amended 2012 Plan is approved by shareholders, and additional 1,000,000 shares will be authorized for issuance under the Amended 2012 Plan for a total of 2,000,000 shares. A participant may receive a maximum of 150,000 stock options (provided that stock options are available only to employees), 150,000 stock appreciation rights, 150,000 shares of restricted stock, 150,000 restricted stock units, 150,000 stock purchase rights, and 150,000 share awards in any fiscal year of the Company. Additionally, in connection with his or her initial service, a participant may receive an additional 300,000 stock options, 300,000 stock appreciation rights, 300,000 shares of restricted stock, 300,000 restricted stock units, 300,000 stock purchase rights, and 300,000 share awards. A participant may receive in any fiscal year a maximum of $125,000 in cash earned in connection with the grant of performance units. The maximum number of shares that may be issued with respect to incentive stock options is 1,000,000. Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock will be available again under the Amended 2012 Plan.

In the event of a stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Company’s Common Stock, the Compensation Committee will adjust the shares available under the Amended 2012 Plan and any outstanding awards to reflect the event and preserve the intrinsic value of the awards. The Compensation Committee does not have the power to reduce the exercise price of outstanding options or base price of any outstanding stock appreciation rights, or grant any new award or cash payment in substitution or upon cancellation of options or stock appreciation rights for any other reason unless the adjustment is approved by our shareholders.

Amendment or Termination

The Board or Compensation Committee may terminate, amend or suspend the Amended 2012 Plan at any time. The Amended 2012 Plan will terminate on March 6, 2024 (or the tenth anniversary of the latest shareholder approval of the Amended 2012 Plan), if not earlier terminated by the Board or Compensation Committee. An amendment to the Amended 2012 Plan will be submitted for shareholder approval to the extent required by the Code, stock exchange requirements or other applicable laws, rules or regulations.

Stock Options and Stock Appreciation Rights

Stock options granted under the Amended 2012 Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-statutory stock options. The grant date of options granted under the Amended 2012 Plan will be the date the options are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Stock options will have an exercise price per share that is no less than the fair market value (as defined in the Amended 2012 Plan) of a share of Common Stock as reported by Nasdaq on the date that the options are granted. Options under the Amended 2012 Plan will vest based on the occurrence of certain events, such as a minimum period of service, as determined by the Compensation Committee. No option will remain exercisable beyond 10 years after its grant date.

Stock appreciation rights may be granted to participants in tandem with options or on their own. Unless otherwise determined by the Compensation Committee at or after the grant date, tandem stock appreciation rights will have substantially similar terms as the options with which they are granted. The grant date of stock appreciation rights granted under the Amended 2012 Plan will be the date the stock appreciation rights are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Free-standing stock appreciation rights will vest based on the occurrence of certain events, such as a minimum period of service, as determined by the Compensation Committee. No stock appreciation right will remain exercisable longer than 10 years after its grant date.

Unless otherwise determined by the Compensation Committee, in the event of a participant’s death or disability, the participant’s unvested options and stock appreciation rights will be forfeited and canceled, and all of the participant’s vested options and stock appreciation rights will remain exercisable until the second anniversary of the participant’s termination of employment (or the expiration of the award’s term, whichever is earlier). If a participant’s employment is terminated for cause, all of the participant’s options and stock appreciation rights will immediately be forfeited and canceled. If a participant’s employment is terminated for any reason other than death, disability or for cause, then the participant may exercise any options and stock appreciation rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period in effect with respect to such options and stock appreciation rights, and (ii) the expiration of the term of such options and stock appreciation rights, and any options and stock appreciation rights that are not exercisable upon the participant’s termination or retirement shall be forfeited and canceled as of the date of such termination.

Restricted Stock, Restricted Stock Units and Share Awards

Restricted stock is Common Stock of the Company that is subject to forfeiture until vested. A restricted stock unit is a contractual right to receive a stated number of shares of Common Stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate fair market value equal to such stated number of shares of Common Stock, that is subject to forfeiture until vested. Share awards are awards of unrestricted Common Stock.

The grant date of any restricted stock or restricted stock unit under the Amended 2012 Plan will be the date on which such restricted stock or restricted stock units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Restricted stock and restricted stock units granted under the Amended 2012 Plan will vest based on the occurrence of events specified by the Compensation Committee, which may include completion of a specified period of service and/or achievement of specified performance goals over a performance period. Share awards are granted by the Compensation Committee upon terms and conditions determined by the Compensation Committee in its discretion.

Performance Units

A performance unit is a contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock or a combination thereof, that is subject to forfeiture until vested. The grant date of any performance units granted under the Amended 2012 Plan will be the date on which such performance units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Performance units granted under the Amended 2012 Plan will vest based on the achievement of specified performance goals over a performance period determined by the Compensation Committee or upon the occurrence of certain events, as determined by the Compensation Committee.

Stock Purchase Rights

Stock Purchase Rights may be granted to participants in tandem with other awards or on their own. Stock Purchase Rights may be granted to participants at such time or times as shall be determined by the Compensation Committee. Each award of Stock Purchase Rights shall specify the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the participant shall be entitled to purchase, the price to be paid, and the time within which the participant must accept such offer. Unless the Compensation Committee determines otherwise, the Company shall have a repurchase option exercisable upon the voluntary or involuntary termination of the participant’s service with the Company for any reason. The purchase price for shares of Common Stock repurchased shall be the original price paid by the participant. The repurchase option shall lapse at a rate determined by the Compensation Committee.

Change in Control

Upon the occurrence of a change in control of the Company (as defined in the Amended 2012 Plan), unless outstanding awards are honored, assumed or substituted with alternative awards that provide substantially similar terms, conditions and economic value to the substituted awards, all awards under the Amended 2012 Plan will be unaffected by the change in control.  However, the Compensation Committee (as constituted immediately prior to the change in control), in its sole discretion, at or after grant of any awards may provide that (i) the awards immediately become exercisable and any restrictions related to the awards will lapse, and/or (ii) each option, stock appreciation right and/or restricted stock unit may be canceled in exchange for an amount of cash calculated pursuant to the Amended 2012 Plan. Notwithstanding the foregoing, the Compensation Committee may provide for different terms and provisions in the individual award agreements with respect to awards.

New Plan Benefits and Other Matters

Future benefits under the Amended 2012 Plan are not currently determinable. Moreover, it is also not possible to determine the amounts that would have been paid for 2013 had the Amended 2012 Plan been in effect during such year.

Federal Income Tax Consequences

Options

The grant of an option under the Amended 2012 Plan will generally not give rise to any tax consequences for the participant or the Company.

Incentive Stock Options

A participant generally will have no taxable income upon exercise of an incentive stock option, provided the employee remains an employee of the Company at all times from the grant date of the option to the day three months before such exercise, except that the alternative minimum tax may apply. Subject to certain statutory restrictions, gain realized upon a disposition of the Company’s Common Stock received pursuant to the exercise of an incentive stock option will generally be taxed as long-term capital gain if the participant holds the shares for at least two years after the date of grant and one year after the date of exercise (the “holding period requirement”). Generally, if the participant has not satisfied the holding period requirement, the participant will recognize ordinary income upon the disposition of the Common Stock equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, generally will be capital gain. An employee who dies while holding an incentive stock option is entitled to beneficial tax treatment upon exercise and disposition of the option regardless of whether the employee satisfies the employment or holding period requirements. The Company will not be entitled to a deduction with respect to the exercise of an incentive stock option, although the Company generally will be entitled to a deduction to the extent the participant recognizes ordinary income.

Nonqualified Stock Options

Upon exercise of a non-qualified stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price. Upon a disposition of the shares acquired by the exercise of a non-qualified option, the participant generally will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m)

Section 162(m) of the Code places a limit of $1,000,000 per person on the amount the Company may deduct in any one year for compensation paid to its CEO and the next three highest compensated officers (other than the Chief Financial Officer); provided, however, that Section 162(m) of the Code generally allows a company to obtain tax deductions without limit for performance-based compensation. The Company intends that options and stock appreciation rights, and, subject to shareholder approval of the performance goals applicable to performance-based awards, restricted stock and restricted stock units with performance-based vesting criteria and performance units granted under the Amended 2012 Plan will qualify as performance-based compensation not subject to Code Section 162(m)’s $1,000,000 deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation will be fully deductible in all circumstances. In addition, other awards under the Amended 2012 Plan, such as restricted stock and restricted stock units with service-based vesting criteria, generally do not qualify for the performance-based compensation exception, so that compensation paid to executive officers in connection with such awards may not be deductible.

Performance Objectives that May be Applied Under the Amended 2012 Plan

As described above, certain awards under the Amended 2012 Plan may be subject to performance objectives. Performance objectives applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code will be based on the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to customer satisfaction, research, development, products or projects and recruiting and maintaining personnel. Performance objectives under the Amended 2012 Plan may be established on a company-wide basis or with respect to one or more business units or divisions, or subsidiaries.

The foregoing objectives may include or exclude any or all “extraordinary items” as determined under generally accepted accounting principles in the United States of America and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the most recent report filed with the Securities and Exchange Commission, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. Under the Amended 2012 Plan, the Compensation Committee is not permitted to exercise its discretion with respect to performance objectives for awards to covered executives intended to be “performance-based compensation” under Section 162(m) of the Code if doing so (or if the ability to do so) would cause the award to fail to qualify as “performance based” compensation under Section 162(m) of the Code.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended 2012 Plan. Participants in the Amended 2012 Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended 2012 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE INCREASE IN SHARES AVAILABLE UNDER THE EMCORE CORPORTION 2012 EQUITY INCENTIVE PLAN FROM 1,000,000 TO 2,000,000 IN ACCORDANCE WITH PROPOSAL III.

PROPOSAL IV

INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE

EMCORE CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN

The maximum number of shares of our Common Stock that may be issued pursuant to purchases made under the EMCORE Corporation 2000 Employee Stock Purchase Plan (the “ESPP”) is currently 2,250,000 shares. As of January 9, 2014, 1,816,042 shares have been issued under the ESPP and 433,958 shares remain available for future issuance. We use the ESPP to facilitate the development of equity ownership by our employees, which we believe more effectively aligns the interests of our employees with those of our shareholders.

On November 8, 1999, the Board of Directors adopted the ESPP, which provides the Company’s employees with the opportunity to acquire an ownership interest in the Company through the purchase of shares of the Company’s Common Stock through payroll deductions. The option price is set at 85% of the market price for the Company’s Common Stock on either the first or last day of the participation period, whichever is lower. Contributions are limited to 10% of an employee's compensation. The ESPP became effective upon its approval by the Company’s shareholders at the 2000 Annual Meeting. It was amended by a vote of the shareholders at the Company’s 2012 Annual Meeting to increase the number of shares available for issuance from 1,750,000 to 2,250,000. It was amended by a vote of the shareholders at the Company’s 2011 Annual Meeting to increase the number of shares available for issuance from 1,125,000 to 1,750,000. It was amended by a vote of the shareholders at the Company’s 2009 Annual Meeting to increase the number of shares available for issuance from 500,000 to 1,125,000. It was also amended by a vote of the shareholders at the Company’s 2006 Annual Meeting to increase the number of shares available for issuance from 250,000 to 500,000. In fiscal 2004, the ESPP was amended by the Board of Directors to change from a 12-month duration plan to a 6-month duration plan, with new participation periods beginning in January and July of each year. In fiscal 2011, the ESPP was amended by the Board of Directors to change the offering periods so that they begin in February and August of each year.

The ESPP currently provides for a total of 2,250,000 shares of the Company’s Common Stock for purchase by employees, subject to adjustment for certain changes in our capital (described under “Changes in Capital” below). The ESPP qualifies as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), so that our employees may enjoy certain tax advantages (see “Certain Federal Income Tax Consequences” below).

On January 24, 2014, the Board of Directors, acting on the recommendation of the Compensation Committee, unanimously adopted an amendment to the ESPP, subject to approval by the shareholders, to increase the total number of shares of Common Stock on which options may be granted under the ESPP by 1,000,000, to 3,250,000. The Board of Directors recommends approval of this amendment to the ESPP to permit the issuance of this increased number of shares of Common Stock thereunder. The Board of Directors believes that this proposed increase is in the best interests of the Company and the shareholders. In the event this proposal is not approved by our shareholders, and, as a consequence, we are unable to continue to grant options at competitive levels, the Board of Directors believes that our ability to encourage stock ownership in the Company, thus aligning the interests of the employees with those of the shareholders, will be materially impaired.

If this proposal is adopted, the first sentence of Section 5.01(a) of the ESPP would be amended to read, in its entirety, as follows:

“The maximum number of shares of Common Stock that may be issued under the Plan shall be 3,250,000 shares.”

This proposal summarizes the essential features of the ESPP, as it would be amended pursuant to this proposal. You should read the amended plan for a full statement of its terms and conditions.  The full text of the ESPP is attached to this Proxy Statement as Exhibit B and is incorporated by reference herein.

Administration

The Board of Directors selects at least three of its members to serve on a Committee that administers the ESPP. Subject to limitations of applicable laws or rules, the Board of Directors may exercise the powers of the Committee, and, if no such committee exists, the Board of Directors will perform all the functions of the Committee. All decisions and actions of the Committee will be final and conclusive. Subject to limitations of applicable laws or rules, the Committee may delegate its administrative responsibilities and powers under the ESPP.

In addition to its other powers under the ESPP described in this summary, and subject to the express provisions of the ESPP, the Committee will have discretionary authority to:

●	interpret the ESPP and option agreements,

●	determine eligibility to participate in the ESPP,

●	adjudicate and determine all disputes arising under or in connection with the ESPP,

●	impose restrictions on ownership and transferability of the shares of our Common Stock underlying options granted under the ESPP,

●	establish procedures for carrying out the ESPP, and

●	make all other determinations deemed necessary or advisable for administering the ESPP.

The Compensation Committee (which consists of Messrs. Domenik, Gillen, McCorkle and Scott, each of whom is a director, but not an employee, of the Company) has administrative authority over the ESPP.

Eligibility

All full-time and part-time employees of the Company and those of our designated subsidiaries are eligible to participate in the ESPP, except:

an employee may not be granted an option under the ESPP if:

●	immediately after the grant of such option, the employee would own 5 percent or more of the vote or value of all classes of our stock or the stock of any of our subsidiaries, or

●

such option would permit the employee to purchase more than $25,000 of our stock (using the fair market value of our stock at the time the option is granted) under the ESPP (and any other employee stock purchase plan of ours or our subsidiaries) per calendar year when the option is outstanding;

and the Committee may, in its discretion, exclude from participation in the ESPP employees who:

●	customarily work 20 or fewer hours per week,
●	customarily work 5 or fewer months per calendar year, or
●	are highly compensated employees (within the meaning of Section 414(q) of the Internal Revenue Code).

Since the effective date of the ESPP (and until the Committee determines otherwise), employees who customarily work 20 or fewer hours per week, or who customarily work 5 or fewer months per calendar year, have been ineligible to participate in the ESPP.

Approximately 556 employees were eligible to participate in the ESPP as of September 30, 2013.

Terms of Options

Options and Offering Periods

An option granted to an eligible employee under the ESPP allows the employee to use payroll deductions accumulated during successive six-month offering periods to purchase shares of our Common Stock at the end of each offering period. The option price of the shares is the lesser of 85 percent of our Common Stock's fair market value on the first day of the offering period or the last day of the offering period. Offering periods begin on the first trading date on or after February 25 and August 26, and end on the last trading date on or before August 25 and February 24 of each calendar year, respectively, while the ESPP is in effect. The Committee may change the commencement and duration of offering periods under the ESPP. Our Board of Directors also may terminate a pending offering period, in which case payroll deductions that have accumulated in participants' accounts (see “Payroll Deductions” below) will be used to exercise outstanding options or returned to the appropriate participants, as determined by the Board of Directors, in its discretion.

Participation

Each eligible employee decides for himself or herself whether to participate or not participate in the ESPP during each offering period. An eligible employee may elect to enroll in the ESPP by filing an agreement with the Company’s payroll office before the first day of the applicable offering period.

Payroll Deductions

A participant's agreement must specify the percentage, from 1 to 10 percent, to be deducted from his or her compensation (as defined in the ESPP) on each payroll date during the offering period. Payroll deductions will be credited to a bookkeeping account in the participant’s name. The Company does not set aside any assets with respect to such participant accounts, and such accounts do not bear interest. A participant may decrease his or her contribution rate no more than once each offering period. The Committee may limit the number of participants who change their contribution rates during any offering period and may, subject to certain limitations in the ESPP, decrease the contribution rate of any participants. Except in the event of a change in control of the Company (as described under “Changes in Capital” below), participants are not permitted to make contributions to their accounts under the ESPP otherwise than through payroll deductions as described above.

Exercise of Option

Unless a participant provides the Company with written notice or withdraws from the ESPP, his or her option will be automatically exercised on the last day of the offering period to purchase the maximum number of full shares of our Common Stock that can be purchased at the applicable option price using the accumulated payroll deductions in the participant's account. The ESPP sets forth certain limitations on the number of shares that a participant may purchase in a single offering period. Any excess payroll deductions remaining in a participant’s account after exercise of his or her option will be returned to the participant, without interest, and may not be used to exercise options granted under the ESPP in any subsequent offering period (except for any excess funds attributable to the inability to purchase a fractional share, which will be retained in the participant's account for a subsequent offering period or may be withdrawn by the participant).

Withdrawal/Termination of Employment

A participant may withdraw from the ESPP at any time, receiving payment of his or her accumulated payroll deductions and ceasing further payroll deductions, by providing the Company with written notice to withdraw. If a participant terminates his or her employment, such participant will be considered to have withdrawn from the ESPP. A leave of absence in excess of 90 days without a guaranteed right to reemployment will be considered a termination of employment for purposes of the ESPP. When a participant withdraws from the ESPP, his or her unexercised options will automatically terminate, and we will return to the participant all accumulated payroll deductions in his or her account.

Transferability of Options

No one other than the participant who receives an option under the ESPP may exercise such option during such participant’s lifetime. Participants are not entitled to transfer, assign or otherwise dispose of their payroll deductions or rights to exercise options or receive Common Stock under the ESPP, except, in the event of a participant’s death, by will, the laws of descent and distribution or to the deceased participant’s designated beneficiary.

Changes in Capital

In the event of certain changes in our outstanding Common Stock or capital structure, such as a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, or corporate separation or division, or change in the number of shares of our capital stock effected without receipt of full consideration, the Committee may, in its discretion, make appropriate adjustments or substitutions with respect to the following to reflect equitably the effects of such changes to participants in the ESPP:

●	the number, class and kind of shares available under the ESPP,

●	the number, class and kind of shares covered by outstanding options,

●	the maximum number of shares that a participant may purchase during an offering period,

●	the option prices of outstanding options, and

●	any other necessary characteristics or terms of the ESPP or the options.

If a “change in control” of the Company (as defined in the ESPP) occurs, the ESPP gives the Committee discretion to:

●

terminate the pending offering period and permit each participant to make a one-time cash contribution equal to the amount that the Committee determines such participant would have contributed under the ESPP through payroll deductions until the otherwise scheduled end of the pending offering period and use the accumulated payroll deductions to exercise outstanding options; or

●

terminate each participant's options in exchange for a cash payment equal to (a) the balance of the participant's account under the ESPP,  plus  (b) the highest value of the consideration received for a share of our Common Stock in the change in control transaction (or, if greater, the highest fair market value of a share of our Common Stock during the 30 consecutive trading days prior to the closing or expiration date of the change in control transaction), less the option price of the participant's option (determined as if the option were exercised on the closing or expiration date of the change in control transaction), multiplied by the number of full shares of our Common Stock that the participant could have purchased immediately prior to the change in control with the then outstanding balance of the participant's account under the ESPP.

Tax Withholding Obligations

If any taxes are required to be withheld when a participant exercises his or her option, or when shares are issued under the ESPP or disposed of by a participant, we may, as a condition to delivery of stock certificates under the ESPP, require that the participant remit to us the amount necessary to satisfy such taxes, or we may make other arrangements, including withholding from the participant’s compensation or other amounts due to such participant, to satisfy such taxes.

Amendment and Termination of the ESPP

Our Board of Directors may terminate, discontinue, amend or suspend the ESPP at any time. However, without approval of the shareholders, the Board of Directors may not:

●	increase the maximum number of shares that we may issue under the ESPP, or that a participant may purchase in any offering period (except as described under "Changes in Capital" above);

●	change the class of employees eligible to receive options under the ESPP (except for the designation of any subsidiaries whose employees will be eligible to participate in the ESPP); or

●	change the formula by which the option price is determined under the ESPP.

Except for an amendment or termination described under “Changes in Capital” above, or in the last sentence of the portion of this summary under “Terms of Options - Options and Offering Periods,” above, no amendment or termination of the ESPP may materially adversely affect the existing rights of any participant under his or her option without such participant’s consent.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences under the Internal Revenue Code, as in effect on the date of this summary, applicable to the Company and its employees in connection with participation and purchase of shares of our Common Stock under the ESPP. This summary is not intended to be exhaustive, and among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes. References to “EMCORE” and “us” in this summary of tax consequences mean EMCORE Corporation or any subsidiary of EMCORE Corporation that employs an employee who participates in the ESPP, as the case may be.

An employee will not recognize any taxable income upon an election to participate in the ESPP and receipt of an option to purchase stock under the ESPP. The amounts deducted from the salary of an employee who participates in the ESPP will constitute ordinary income taxable to the employee. The ESPP is intended to qualify for the favorable income tax consequences of Section 423 of the Internal Revenue Code. As such, no income tax consequences will arise for an employee when shares of our Common Stock are purchased by exercising such employee’s option under the ESPP, provided the employee remains an employee of the Company at all times from the grant date of the option (i.e., the first day of the offering period) to the day three months before such exercise. The employee receives a tax basis in the shares purchased equal to his or her payroll deductions used to exercise the option.

The tax consequences arising from a disposition of shares acquired from the exercise of an option granted under the ESPP will depend on whether the employee meets certain holding period requirements. Generally, although all dispositions of shares acquired pursuant to the ESPP may generate both ordinary income and capital gains, the ordinary income arising from a “qualifying disposition” is lower than it would be if such disposition were not a “qualifying disposition.” In order to satisfy the requirements for a “qualifying disposition,” a participating employee, among other things, must hold his or her shares until at least the latter of (i) two years after the grant date of the employee’s option (which for income tax purposes is deemed to be the first day of the offering period) and (ii) one year after the date of such purchase. A disposition is treated as a “qualifying disposition” if the employee died while owning such shares.

If the requirements for a “qualifying disposition” are met, the ordinary income component of the employee’s income from the disposition of such shares (or upon the employee’s death) will generally be limited to the lesser of (a) the excess of the fair market value of the shares when the option was granted (i.e., the first day of the offering period) over the purchase price paid for such shares, or (b) the excess of the fair market value of such shares at the time of such disposition (or death) over the purchase price paid for the shares. Generally speaking, this rule is intended to treat, as ordinary income, the proceeds (if any) received by an employee from the sale of shares acquired pursuant to the ESPP to the extent that the exercise price of the option to acquire the shares is less than (but at least 85% of) the fair market value of the shares when the option was granted. Such amount will be treated as compensation and taxed at ordinary income tax rates, and will increase the employee’s basis in such shares. Any proceeds received in excess of the employee’s adjusted basis in the shares would be taxable to the employee at capital gains tax rates. If an employee sells such shares for less than the purchase price paid, he or she will recognize no such ordinary income, and such employee will have a capital loss equal to the difference between the sale price and the purchase price previously paid. The Company is not entitled to a tax deduction with respect to any such disposition.

If the requirements for a “qualifying disposition” are not met, the employee will be required to report taxable ordinary income at the time of such disposition to the extent of the difference between the fair market value of such shares on the date of the exercise of the option (rather than, in the case of a “qualifying disposition,” the fair market value of the shares on the date of the grant of the option) and the purchase price paid for the shares. The Company will generally be allowed a tax deduction equal to the amount of such ordinary income so reported by such employee. The basis of an employee in such shares acquired under the ESPP will be increased by such amount reported as ordinary income by such employee upon disposition of such shares. Any proceeds received for the shares in excess of such employee’s adjusted basis will be taxable as capital gain; if such adjusted basis exceeds the amount received for such shares, such excess will be a capital loss.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE INCREASE IN SHARES AVAILABLE UNDER THE 2000 EMPLOYEE STOCK PURCHASE PLAN FROM 2,250,000 TO 3,250,000 IN ACCORDANCE WITH PROPOSAL IV.

PROPOSAL V

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related compensation disclosure rules of the SEC, and consistent with our shareholders’ preference to provide annual advisory votes on the compensation of our Named Executive Officers, we are asking our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. Although the vote is non-binding, the Compensation Committee will consider the voting results when it evaluates whether any changes should be made to our compensation program.

Accordingly, we ask our shareholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the Corporation’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

GENERAL MATTERS

Annual Report on Form 10-K and Financial Statements

A shareholder may send a written request for a copy of the Company’s 2013 Annual Report on Form 10-K and any additional exhibits to the Form 10-K not included in the Company’s 2013 Annual Report. All such requests should be directed to the Company at 10420 Research Road, SE, Albuquerque, New Mexico 87123, Attention: Investor Relations. Following receipt of any such request by a shareholder, the Company will furnish the requested materials to the shareholder without charge. The Company’s 2013 Annual Report on Form 10-K (including amendments and exhibits thereto) and this Proxy Statement are also available in the Investor Relations section of the Company’s website (www.emcore.com).

Shareholder Proposals

Shareholder proposals intended to be included in our proxy materials to be distributed in connection with the 2015 Annual Meeting of Shareholders, including nominations for the Company’s Board of Directors, must be received by the Company no later than September 26, 2014. Proposals should be mailed to the Company, to the attention of Alfredo Gomez, Secretary, 10420 Research Road, SE, Albuquerque, New Mexico 87123. Proposals must comply with all applicable SEC rules.

Shareholder proposals intended to be presented at the 2015 Annual Meeting of Shareholders that are not to be included in our proxy materials must comply with the requirements of our By-Laws and must be received by the Company at the address in the preceding paragraph no later than December 10, 2014.

Delivery of Documents to Shareholders Sharing an Address

The Company may deliver only one copy of the Annual Report and Proxy Statement to shareholders who share a single address unless we have received contrary instructions from any shareholder at the address. In that case, we will deliver promptly a separate copy of the Annual Report and/or Proxy Statement. For future deliveries, shareholders who share a single address can request a separate copy of the Company’s notice of Internet availability of proxy materials or annual report and/or proxy statement, as applicable. Similarly, if multiple copies of the notice of Internet availability of proxy materials or annual report and proxy statement are being delivered to a single address, shareholders can request a single copy of the notice of Internet availability of proxy materials or annual report and proxy statement, as applicable, for future deliveries. To make a request, please call or write to Alfredo Gomez, Secretary, EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123 or (505) 332-5000.

Other Matters

The Board of Directors knows of no other business which will be presented at the annual meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

By Order of the Board of Directors, /s/ Alfredo Gomez Alfredo Gomez, Esq. Secretary

EXHIBIT A

EMCORE CORPORATION

2012 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective as of January 24, 2014)

Article I.
PURPOSES OF THE PLAN

The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Purchase Rights, Performance Units and Share Awards may also be granted under the Plan.

Article II.
DEFINITIONS

2.1         Certain Definitions. As used herein, the following definitions shall apply:

(a)        “Administrator” means the Committee administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Adjustment Event” means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

(c)     “Affiliate” means (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any Subsidiary or Parent of the Company or any Affiliate of the Company; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

(d)     “Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e)     “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Purchase Rights, Performance Units, or Share Awards.

(f)     “Award Agreement” means the written or electronic agreement, contract, or other instrument or document evidencing or setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan, and in the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern. The terms of any plan, policy or guideline adopted by the Administrator and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein.

(g)     “Awarded Stock” means the Common Stock subject to an Award.

(h)     “Beneficial Ownership” (including correlative terms) shall have the same meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

(i)     “Board” means the Board of Directors of the Company.

(j)     “Cause” means (as determined by the Administrator) (i) willful and continued failure to perform substantially the Participant’s material duties with the Company (other than any such failure resulting from the Participant’s incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the person or entity that supervises or manages the Participant, (ii) engaging in willful and serious misconduct that is injurious to the Company or any of its Subsidiaries, (iii) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its Subsidiaries, (iv) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Participant’s job performance, (v) material violation of any Company policy that results in harm to the Company or any of its Subsidiaries or (vi) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude. A “Termination for Cause,” shall include a determination by the Administrator following a Participant’s termination of employment for any other reason that, prior to such termination of employment, circumstances constituting Cause existed with respect to such Participant.

(k)     “Change in Control” means, unless otherwise determined by the Administrator at or after the grant date, the occurrence of any of the following:

(i) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or other similar awards granted by the Company) of any Voting Securities by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred hereunder, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control;

(ii) the individuals who, immediately prior to the effective date of this Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election, by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) the consummation of:

(A) a merger, consolidation or reorganization involving the Company unless:

(1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

(3) no Person, other than (i) the Company, (ii) any Related Entity , (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Related Entity or (iv) any Person who, together with its Affiliates, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (1) through (3) above is referred to herein as a “Non-Control Transaction”);

(B) a complete liquidation or dissolution of the Company; or

(C) an agreement for the sale or other disposition of all or substantially all of the assets or business of the Company to any Person (other than a transfer to a Related Entity or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities which in either case increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur. Solely for purposes of this Change in Control definition, (x) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; (y) any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose; and (z) neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

(l)     “Change in Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Administrator as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

(m)     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

(n)     “Committee” means the Compensation Committee of the Board or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein.

(o)     “Common Stock” means the no par value common stock of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged (or, in the case of certain Restricted Stock Units, the cash equivalent thereof).

(p)     “Company” means EMCORE Corporation, a New Jersey corporation, and any successor thereto.

(q)     “Consultant” means any person, including an advisor, engaged by the Company or any Parent, Subsidiary or Affiliate to render services to such entity in a consulting, independent contractor or other similar role.

(r)      “Director” means a member of the Board.

(s)    “Disability” means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis; provided, that (i) for purposes of Incentive Stock Options, the term “Disability” shall have the meaning assigned to the term “Permanent and Total Disability” by Section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months), and (ii) with respect to any Award that constitutes deferred compensation subject to Section 409A of the Code, “Disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code. The Administrator’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Administrator. Notwithstanding the foregoing (but except in the case of ISOs and awards subject to Section 409A of the Code), with respect to any Participant who is a party to an employment agreement with the Company or any Parent, Subsidiary or Affiliate, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement.

(t)     “Dividend Equivalents” means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.

(u)     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, an Affiliate, or any successor or (iii) as provided in an Award Agreement. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(v)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)     “Fair Market Value” of a share of Common Stock as of a given date shall be: (i) if the Common Stock is listed or admitted to trading on an established stock exchange (including, for this purpose, The Nasdaq Global Market that comprises part of The Nasdaq Stock Market), the closing sale price for a share of Stock on the composite tape or in Nasdaq Global Market trading as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Administrator shall select) on such date, or, if no such price is reported on such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the closing sale price for a share of Common Stock on such date as reported by The Nasdaq Capital Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such price is reported for such date, the most recent day for which such price is available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above is practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Administrator shall, in its discretion, select and apply in good faith as of the given date; provided, however, that for purposes of an ISO, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

(x)      “Fiscal Year” means the fiscal year of the Company.

(y)     “Incentive Stock Option” means an Option designated as such and that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(z)     “Non-Control Acquisition” - an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction.

(aa)     “Nonstatutory Stock Option” means an Option designated as such or an Option that does not otherwise meet the requirements of Section 422 of the Code.

(bb)     “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement (and may be contained in the document or instrument evidencing the Award Agreement).

(cc)     “Officer” means each person who is an officer of the Company or any Subsidiary or Parent and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

(dd)     “Option” means a stock option granted pursuant to the Plan.

(ee)      “Optionee” means the holder of an outstanding Option granted under the Plan.

(ff)       “Parent” means a “parent corporation,” whether now or hereafter existing, of the Company as defined in Section 424(e) of the Code.

(gg)      “Participant” means the holder of an outstanding Award granted under the Plan.

(hh)     “Performance Goals” for any grant of Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Administrator: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to customer satisfaction, research, development, products or projects and recruiting and maintaining personnel.

Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for the applicable Performance Period, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally acceptable accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act; provided, that the Administrator shall have no discretion with respect to any Award intended to qualify as “performance-based” compensation under Section 162(m) of the Code if the exercise of such discretion or the ability to exercise such discretion would cause such Award to fail to qualify as “performance-based” compensation under Section 162(m) of the Code.

(ii)     “Performance Period” means the time period of any Fiscal Year or such other period as determined by the Administrator in its sole discretion during which the performance objectives must be met.

(jj)     “Performance Unit” means a Participant’s contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock or a combination thereof, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, until the attainment of specified performance objectives, or until otherwise determined by the Administrator or in accordance with the Plan. Each Performance Unit represents an unfunded and unsecured obligation of the Company.

(kk)     “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

(ll)       “Plan” means this EMCORE Corporation 2012 Equity Incentive Plan, as the same may be interpreted by the Administrator and/or be amended from time to time.

(mm)    “Replacement Award” means an Award made to employees of companies or businesses acquired by the Company to replace incentive awards and opportunities held by such employees prior to such acquisition.

(nn)    “Restricted Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, until the attainment of specified performance objectives, and/or until otherwise determined by the Administrator or in accordance with the Plan. Additionally, Restricted Stock, if context demands, may also refer herein to shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(oo)   “Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Administrator on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, until the attainment of specified performance objectives, or until otherwise determined by the Administrator or in accordance with the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(pp)     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(qq)      “Section 16(b)” means Section 16(b) of the Exchange Act.

(rr)       “Service Provider” means an Employee, Director or Consultant. Unless otherwise provided in an Award Agreement, a person shall continue to be a Service Provider even if such person ceases to be an Employee, Director or Consultant, as the case may be, but continues to provide services uninterrupted in a different position constituting a Service Provider.

(ss)      “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(tt)       “Share Award” means an Award of unrestricted shares of Common Stock granted pursuant to the Plan.

(uu)     “Stock Appreciation Right” means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Administrator on the grant date, multiplied by (ii) a stated number of shares of Common Stock.

(vv)      “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ww)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, of the Company as defined in Section 424(f) of the Code.

(xx)      “Voting Securities” means all the outstanding voting securities of the Company entitled to vote generally in the election of the Board.

Article III.
STOCK SUBJECT TO THE PLAN

3.1     Number. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that available for Awards under the Plan is 2,000,000 Shares (all of which may be the subject of Incentive Stock Options granted under the Plan). The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. The Shares may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose of reacquired Common Stock.

3.2     Cancelled or Forfeited Awards, etc. Shares subject to any Award granted under the Plan (other than Replacement Awards) that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock, or, with respect to Shares of Restricted Stock that are forfeited back to or repurchased by the Company, such Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Replacement Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall not be available for grant under the Plan.

Without limiting the generality of the above, (i) shares of Common Stock tendered by a Participant or withheld by the Company to pay the exercise price of any Options shall be available for grant under the Plan, (ii) upon settlement of Stock Appreciation Rights, a number of shares of Common Stock equal to (x) the number of shares subject to the Stock Appreciation Rights minus (y) that number of shares delivered to the Participant, shall again be available for grant under the Plan, and (iii) shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control (i.e., Alternative Awards), or issued in connection with Replacement Awards, shall not be counted against the maximum limitation specified in Section 3.1 above.

For purposes of this Article III, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Article X, the number of shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both Awards).

Article IV.
ADMINISTRATION OF THE PLAN

4.1      Procedure.

(a)     Administrative Body. The Committee shall administer the Plan.

(b)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(c)     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(d)     Other Administration. Other than as provided above, the Plan shall be administered by the Committee, which committee shall be constituted to satisfy Applicable Laws.

(e)     Delegation. The Committee may delegate, subject to the provisions of this Plan, EMCORE Corporation’s Incentive Stock Option Grant Policy and such other policies as the Committee may adopt, to any officer or group of officers, or director or group of directors of the Company (including to a subcommittee of members of the Compensation Committee of the Board) or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Officers; provided, that any delegation to one or more officers of the Company shall be subject to N.J.S.A. Section14A:8-1(4) (or successor provision). Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Officers.

4.2      Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

 (i)      to determine the Fair Market Value;

 (ii)     to select the Service Providers to whom Awards may be granted hereunder;

(iii)     to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)     to approve forms of agreement for use under the Plan;

(v)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised, purchased or vested (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any customary representations, warranties and covenants with respect to securities law matters, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws or satisfying applicable foreign laws;

(viii)    to modify the terms and conditions of Awards granted to Participants employed outside the United States, or take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder;

(ix)      to modify or amend each Award (subject to Sections 4.4 and 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement);

(x)       to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi)       to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)     appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan;

(xiii)     to make all other determinations deemed necessary or advisable for administering the Plan.

4.3     Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder.

4.4     Prohibition Against Repricing. Except to the extent (i) approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right, or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

Article V.
ELIGIBILITY

Nonstatutory Stock Options, Stock Appreciation Rights, Stock Purchase Rights, Restricted Stock Units, Restricted Stock, Performance Units or Share Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

Article VI.
LIMITATIONS ON OPTIONS AND STOCK APPRECIATION RIGHTS

6.1     Generally. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.1, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

6.2     Individual Limitations. The following limitations shall apply to grants of Options and Stock Appreciation Rights:

(a)     No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 150,000 Shares. No Service Provider shall be granted, in any Fiscal Year, Stock Appreciation Rights covering more than 150,000 Shares.

(b)     In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 300,000 Shares, which shall not count against the limit set forth in paragraph (a) above. In connection with his or her initial service, a Service Provider may be granted Stock Appreciation Rights covering up to an additional 300,000 Shares, which shall not count against the limit set forth in paragraph (a) above.

(c)     The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan.

(d)     If an Option or Stock Appreciation Right is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), such cancelled Award will be counted against the limits set forth in paragraphs (a) and (b) above.

Article VII.
TERM OF PLAN

The Plan was originally approved by the Company’s shareholders at the annual meeting of shareholders on March 9, 2012. The amendment and restatement of the Plan provided herein is subject to shareholder approval at the annual meeting of shareholders on March 5, 2014. The Plan shall continue in effect, unless sooner terminated pursuant to this Article VII, until the tenth anniversary of the date on which shareholder approval of the Plan is last obtained.

Article VIII.
TERM OF OPTION AND STOCK APPRECIATION RIGHTS

The term of each Option and Stock Appreciation Right shall be stated in the Award Agreement (but no term shall be longer than ten (10) years from the date of grant). In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

Article IX.
OPTION EXERCISE PRICE AND CONSIDERATION

9.1    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(a)    In the case of an Incentive Stock Option

 (i)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

 (ii)     granted to any Employee other than an Employee described in paragraph (i) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)    In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(c)    Notwithstanding the foregoing, and subject to the EMCORE Corporation’s Incentive Stock Option Grant Policy and such other policies as the Administrator may adopt, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a Replacement Award.

9.2    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

9.3    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)      cash;

(ii)      check;

(iii)     promissory note;

(iv)     other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)      consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)      any combination of the foregoing methods of payment; or

(vii)     such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Article X.
EXERCISE OF OPTIONS aND STOCK APPRECIATION RIGHTS

10.1     Procedure for Exercise; Rights as a Shareholder. Any Option and Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options and Stock Appreciation Rights granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Administrator at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may granted on a freestanding basis, not related to any Option. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

A Stock Appreciation Right shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such cash amount, determined by multiplying: (i) any increase in the Fair Market Value of one share of Common Stock on the exercise date over the base price fixed by the Administrator on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with an Option but after the grant date of such Option, then not less than the exercise price of such Option), by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. Notwithstanding the foregoing, on the grant date the Administrator may establish a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

Shares issued upon exercise of an Option or Stock Appreciation Right shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) with respect to an Option or Stock Appreciation Right, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of such Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Subject to other provisions of the Plan, exercising an Option or Stock Appreciation Right in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and such Award, by the number of Shares as to which such Award is exercised.

10.2     Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability or termination for Cause, the Participant may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that such Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right shall remain exercisable until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period then in effect with respect to such Award, and (ii) the expiration of the term of such Award. If, on the date of termination, the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of such Award shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified by the Administrator, such Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

10.3     For Cause Termination. If a Participant ceases to be a Service Provider due to a termination for Cause, all Options and Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately terminate, and the Shares covered by such Awards shall revert to the Plan.

10.4     Disability of Service Provider. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent such Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right shall remain exercisable for twenty-four (24) months following the Participant’s termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of such Award shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified herein, such Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

10.5     Death of Service Provider. If a Participant dies while a Service Provider, the Option or Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise such Award by bequest or inheritance, but only to the extent that such Award is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right shall remain exercisable for twenty-four (24) months following the Participant’s termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). If, at the time of death, the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of such Award shall immediately revert to the Plan. The Option or Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise such Award under the Participant’s will or the laws of descent or distribution. If the Option or Stock Appreciation Right is not so exercised within the time specified herein, such Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

Article XI.
STOCK PURCHASE RIGHTS

11.1     Grant of Stock Purchase Rights. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant under Stock Purchase Rights, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 150,000 Shares subject to Stock Purchase Rights. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares subject to Stock Purchase Rights, which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the cancelled Award will be counted against the limits set forth in this Section 11.1.

11.2     Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

11.3     Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company (to the extent permitted by Applicable Laws). The repurchase option shall lapse at a rate determined by the Administrator.

11.4    Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(a)      General Restrictions. The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(b)        Section 162(m) Performance Restrictions. For purposes of qualifying grants of Stock Purchase Rights as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Stock Purchase Rights to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Stock Purchase Rights which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Rights under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.5      Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

Article XII.
RESTRICTED STOCK, RESTRICTED STOCK UNITS AND PERFORMANCE UNITS

12.1     Grant. Restricted Stock, Restricted Stock Units and Performance Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock, Restricted Stock Unit and Performance Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant (and the form of payout for Restricted Stock Units and Performance Units), which, subject to Section 12.4 of the Plan, may be left to the discretion of the Administrator. The Administrator, in its sole discretion, will determine the number of Restricted Stock Units to be granted to each Participant, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 150,000 Restricted Stock Units. The Administrator, in its sole discretion, will determine the number of Shares to which the Restricted Stock to be granted to each Participant pertain, provided that during any Fiscal Year, no Participant will receive any award(s) of Restricted Stock covering more than 150,000 Shares. The Administrator, in its sole discretion, will determine the number of Performance Units to be granted to each Participant, provided that during any Fiscal Year, the maximum dollar amount of cash which may be earned in connection with the grant(s) of Performance Units may not exceed $500,000. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units, and an award(s) of Restricted Stock covering up to an additional 300,000 Shares; such Awards shall not count against the limit set forth in the preceding sentences. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the cancelled Award will be counted against the limits set forth in this Section 12.1.

12.2     Vesting Criteria and Other Terms. The Administrator shall set vesting or other restriction criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units, Restricted Stock and Performance Units that will be paid out to the Participant. The period for which such restrictions apply are referred to herein as the “Restriction Period”.

(a)      The Administrator may set vesting or other restriction criteria based upon the achievement of Company-wide, departmental, business unit, or individual goals (including, but not limited to, continued employment or service, or performance objectives), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(b)      Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units, Restricted Stock and Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set performance objectives based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock and Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock and Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units, Restricted Stock and Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12.3     Earning of Awards. Upon meeting the applicable vesting or other restriction criteria for Restricted Stock Units, Restricted Stock or Performance Units, the Participant shall be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, Restricted Stock and Performance Units, the Administrator, in its sole discretion, may reduce or waive any vesting or other restriction criteria that must be met to receive a payout; provided, that the Administrator shall have no discretion to take such action with respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code if the exercise of such action or the ability to exercise such action would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

12.4     Provisions Applicable to Restricted Stock Units and Performance Units.

(a)      Payment of earned Restricted Stock Units and Performance Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units and Performance Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

(b)      No shares of Common Stock will be issued at the time an Award of Restricted Stock Units or Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

(c)      The Administrator shall determine whether and to what extent Dividend Equivalents will be credited to the account of a Participant receiving an Award of Restricted Stock Units. Unless and until the Company provides issuance of Shares in respect of his or her Award of Restricted Stock Units that is entered upon the records of the duly authorized transfer agent of the Company, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award. Unless and until the Company provides issuance of Shares in respect of his or her Award of Performance Units that is entered upon the records of the duly authorized transfer agent of the Company, a Participant holding outstanding Performance Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock payable in event of such Award.

12.5    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units, Restricted Stock and Performance Units shall be forfeited to the Company.

12.6     Provisions Applicable to Restricted Stock.

(a)     Except as otherwise provided in an Award Agreement, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all Applicable Laws, the Award Agreement and any other agreement to which the Restricted Stock is subject. The Administrator shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan shall be void and of no effect.

(b)     Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the following (or similar) legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE EMCORE CORPORATION 2012 EQUITY INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c)     The Administrator shall determine whether and to what extent dividends and distributions will be credited to the account of a Participant receiving an Award of Restricted Stock. A Participant holding outstanding Restricted Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

Article XIII.
Share Awards

Share Awards may be granted to Participants at such time or times as shall be determined by the Administrator on such terms and conditions as the Administrator may determine in its discretion. The Administrator, in its sole discretion, will determine the number of Shares covered by any Share Award to be granted to each Participant; provided, that during any Fiscal Year, no Participant will receive any Share Award(s) covering more than 150,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted a Share Award(s) covering up to an additional 300,000 Shares, which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. Share Awards may be made as additional compensation for services rendered by a Participant to the Company or any Parent, Subsidiary or Affiliate, or may be in lieu of cash or other compensation to which the Participant may be entitled from the Company or any Parent, Subsidiary or Affiliate.

Article XIV.
NON-TRANSFERABILITY OF AWARDS

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Awards or any interest therein or any rights relating thereto other than as provided in the Plan shall be void and of no effect. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant.

Article XV.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
Change IN CONTROL

15.1     Changes in Capitalization. In the event of any Adjustment Event affecting the Common Stock (including, without limitation, any Adjustment Event occurring after adoption of the Plan but prior to shareholder approval of the Plan), the Administrator shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the per-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award. In addition, the Administrator may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with Sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such Sections of the Code.

15.2     Accelerated Vesting and Payment Due to Change in Control. Unless otherwise determined by the Administrator at or after the grant date, or unless the Administrator otherwise determines in the manner set forth in Section 15.4 below, upon the occurrence of a Change in Control, all Awards under the Plan will be unaffected by the Change in Control. In the sole discretion of the Administrator at or after the grant date, and without limiting the preceding sentence, the Administrator may provide the following for any Award in the event of a Change in Control: (i) Options and Stock Appreciation Rights may become immediately exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units and Performance Units may lapse immediately prior to such Change in Control, and (iii) shares of Common Stock underlying Awards of Restricted Stock Units (and, if applicable, Performance Units) may be issued to each Participant then holding such Award immediately prior to such Change in Control; provided, that, at the discretion of the Administrator (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right and/or Restricted Stock Unit may be canceled in exchange for an amount equal to the product of (A) (I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price or base price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award; provided, further, that where the Change in Control does not constitute a “change in control event” as defined under Section 409A of the Code, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to Section 409A of the Code shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Restriction Period) that no such Change in Control had occurred). Notwithstanding the foregoing, the Administrator may, in its discretion, instead terminate any outstanding Options and Stock Appreciation Rights if either (x) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (y) the Administrator reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options and Stock Appreciation Rights.

15.3       Timing of Payments. Payment of any amounts calculated in accordance with Section 15.2 above shall be made in cash or, if determined by the Administrator (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control (subject to the payment timing restrictions contained in the second proviso of the first sentence of Section 15.2). For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

15.4       Alternative Awards. Notwithstanding the above, unless otherwise determined by the Administrator at or after the grant date, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award, if the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided, that any Alternative Award must:

(i)      be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Administrator prior to the Change in Control;

(ii)     provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to shares of Common Stock received in settlement of such Award);

(iii)     have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(iv)     have terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

(v)     not result in adverse tax consequences to the Participant under Section 409A of the Code.

Article XVI.
DATE OF GRANT

The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

Article XVII.
AMENDMENT AND TERMINATION OF THE PLAN

17.1       Amendment and Termination. Subject to Section 17.2 below, the Board or Committee may at any time amend, alter, suspend or terminate the Plan.

17.2       Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, and the adoption of any such amendment shall be contingent on such approval.

17.3     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Administrator. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Notwithstanding the foregoing, the Board or Committee or Administrator may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority as provided in the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.

Article XVIII.
CONDITIONS UPON ISSUANCE OF SHARES

18.1     Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such Applicable Laws, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

18.2     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

Article XIX.
INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

Article XX.
RESERVATION OF SHARES

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Article XXI.
MISCELLANEOUS PROVISIONS

21.1     Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

21.2     No Guarantee of Employment or Participation. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan). No Service Provider shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

21.3     Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Administrator shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Administrator may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

21.4     Indemnification. To the maximum extent provided by law and by the Company’s Certificate of Incorporation and/or By-Laws, each person who is or shall have been a member of the Administrator or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

21.5    No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Service Providers, in cash or property, in a manner which is not expressly authorized under the Plan.

21.6    Deferrals. The Administrator may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Parent, Subsidiary or Affiliate from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Options or to the extent required or permitted by applicable law.

21.7      409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under Section 409A of the Code and that is not otherwise exempt from Section 409A of the Code, a Participant shall not be deemed to have incurred a termination of employment (or other term of similar import) unless and until he shall incur a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if as of Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under Section 409A of the Code and that is not otherwise exempt from Section 409A of the Code, for which payment is triggered by Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant’s death.

21.8      Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New Jersey without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of New Jersey specifically and mandatorily applies.

21.9      Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

21.10    No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

21.11    No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Parent, Subsidiary or Affiliate to take any action which such entity deems to be necessary or appropriate.

21.12    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

21.13    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

21.14    Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

21.15     Code Section 83(b) Elections. The Company, its Affiliates and the Administrator have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to Section 83 of the Code in the participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any participant who makes an election pursuant to Section 83(b) of the Code will promptly provide the Administrator with a copy of the election form.

21.16     No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of an Option, Stock Appreciation Right or Stock Purchase Right will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Administrator have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

21.17     Right to Offset. Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by Applicable Laws, the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Affiliates.

21.18     Furnishing Information. A Participant will cooperate with the Administrator by furnishing any and all information requested by the Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Administrator may deem necessary when eligibility or entitlement to any compensation or benefit based on Disability is at issue.

EXHIBIT B

EMCORE CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective as of January 24, 2014)

ARTICLE I

ESTABLISHMENT

1.01	Purpose

The Emcore Corporation 2000 Employee Stock Purchase Plan (the “Plan”) is hereby established by Emcore Corporation (the “Company”), the purpose of which is to provide a method whereby employees of the Company or any Designated Subsidiary (as defined herein), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Plan is also established to help promote the overall financial objectives of the Company’s stockholders by promoting those persons participating in the Plan to achieve long-term growth in stockholder equity. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

ARTICLE II

DEFINITIONS

             The following words and phrases, as used herein, shall have the meanings indicated unless the context clearly indicates to the contrary:

2.01

Account shall mean the bookkeeping account established on behalf of a Participant to which is credited all contributions paid for the purpose of purchasing Common Stock under the Plan, and to which shall be charged all purchases of Common Stock, or withdrawals, pursuant to the Plan. Such Account shall remain unfunded as described in Section 8.11 of the Plan.

2.02

Affiliate shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. Any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

2.03

Agreement shall mean, either individually or collectively, any subscription, enrollment and/or withholding agreement, in the form prescribed by the Committee, entered into pursuant to the Plan between the Company or a Designated Subsidiary and a Participant. Such Agreement shall be an authorization for the Company or a Designated Subsidiary to withhold amounts from such Participant’s Compensation, at the Contribution Rate specified in the Agreement, to be applied to purchase Common Stock.

2.04	Beneficial Ownership (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

2.05

Beneficiary shall mean the person specified by a Participant in his or her most recent written designation that is filed with the Committee to receive any benefits under the Plan in the event of such Participant’s death, in accordance with Section 8.01.

2.06	Board shall mean the Board of Directors of the Company

2.07	Change in Control shall mean the occurrence of any of the following:

(a) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to awards granted under the Plan or compensatory options or other similar awards granted by the Company) of any Voting Securities by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.07(a), Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control;

(b) the individuals who, immediately prior to the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election, by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) the consummation of:

(1) a merger, consolidation or reorganization involving the Company unless:

(A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

(C) no Person, other than (i) the Company, (ii) any Related Entity (as defined in Section 2.20), (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Related Entity or (iv) any Person who, together with its Affiliates, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities

(a transaction described in clauses (A) through (C) above is referred to herein as a “Non-Control Transaction”);

(2) a complete liquidation or dissolution of the Company; or

(3) an agreement for the sale or other disposition of all or substantially all of the assets or business of the Company to any Person (other than a transfer to a Related Entity or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities which in either case increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur.

2.08	Commission shall mean the Securities and Exchange Commission or any successor entity or agency.

2.09	Committee shall mean the Plan Committee of the Board as described in Article VII.

2.10

Compensation shall mean, for the relevant period, (a) the total compensation paid in cash to a Participant by the Company and/or a Designated Subsidiary, including salaries, wages, commissions, overtime pay, shift premiums, bonuses, and incentive compensation, plus (b) any pre-tax contributions made by a Participant under Section 401(k) or 125 of the Code. Compensation shall exclude non-cash items, moving or relocation allowances, geographic hardship pay, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance or notice pay, fringe benefits, contributions (except as provided in clause (b) of the immediately preceding sentence) or benefits received under employee benefit or deferred compensation plans or arrangements, income attributable to stock options and similar items.

2.11	Common Stock shall mean shares of common stock of the Company, without par value, or the common stock of any successor to the Company, which is designated for the purposes of the Plan.

2.12	Contribution Rate shall be that rate of contribution of Compensation to the Plan stated in the Agreement, subject to determination in accordance with Article IV.

2.13	Designated Subsidiary shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

2.14	Effective Date shall mean April 1, 2000.

2.15

Eligible Employee shall mean any individual who is employed on a full-time or part-time basis by the Company or a Designated Subsidiary on an Enrollment Date, except that the Committee in its sole discretion may exclude:

(i)	employees whose customary employment is not more than 20 hours per week;

(ii)	employees whose customary employment is for not more than five months in any calendar year; and

(iii)	employees who are considered to be a highly compensated employee of the Company or Designated Subsidiary within the meaning of Section 414(q) of the Code.

As of the Effective Date, and unless and until the Committee determines otherwise, only those employees described in Section 2.15(i) and (ii) are excluded from the class of Eligible Employees.

2.16	Enrollment Date shall mean the first day of each Offering Period.

2.17	Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.18	Exercise Date shall mean the last day of each Offering Period.

2.19

Fair Market Value of a share of Common Stock as of a given date shall mean: (i) if the Common Stock is listed or admitted to trading on an established stock exchange (including, for this purpose, the Nasdaq National Market), the mean of the highest and lowest sale prices for a share of the Common Stock on the composite tape or in Nasdaq National Market trading as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Committee shall select) for such date, or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the mean of the closing representative bid and asked prices for the Common Stock on such date as reported by the Nasdaq Small Cap Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above are practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of such date.

2.20

Non-Control Acquisition shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”), (2) the Company or any Related Entity, (3) any of Thomas Russell, The AER Trust 1997, Robert Louis-Dreyfus, Gallium Enterprises, Inc. and Reuben Richards, or (4) any Person in connection with a Non-Control Transaction.

2.21

Offering Period shall mean a period as determined by the Committee during which a Participant’s Option may be exercised and the accumulated value of the Participant’s Account may be applied to purchase Common Stock. Unless otherwise specified by the Committee, the initial Offering Period will begin on February 25th and end on the last Trading Day on or before August 25th of the same calendar year. The 2nd offer period will begin on August 26th and end on the last Trading Day on or before February 24th. The duration of Offering Periods may be changed by the Committee or the Board pursuant to Section 3.06 or 5.04.

2.22

Option shall mean the right to purchase the number of shares of Common Stock specified in accordance with the Plan at a price and for a term fixed in accordance with the Plan, and subject to such other limitations and restrictions as may be imposed by the Plan or the Committee in accordance with the Plan.

2.23	Option Price shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or Exercise Date, whichever is lower.

2.24	Participant shall mean an Eligible Employee who satisfies the eligibility conditions of Article III, and to whom an Option has been granted by the Committee under the Plan.

2.25

Person shall mean “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

2.26

Plan Year shall mean the period of twelve (12) or fewer consecutive months commencing on the Effective Date and ending on December 31st of the same calendar year, and the twelve (12) consecutive month period ending the last day of each December of each calendar year thereafter. The Committee may at any time designate another period as the Plan Year.

2.27

Reserves shall mean the number of shares of Common Stock covered by each Option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under an Option.

2.28	Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.29	Subsidiary shall mean any present or future corporation, domestic or foreign, which is or would be a “subsidiary corporation,” as defined under Section 424(f) of the Code, of the Company.

2.30	Trading Day shall mean a day on which national stock exchanges are open for trading.

2.31	Voting Securities shall mean all outstanding voting securities of the Company entitled to vote generally in the election of the Board.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.01	Initial Eligibility

Any individual who is otherwise an Eligible Employee and who is employed with the Company or a Designated Subsidiary on the Effective Date or becomes employed with the Company or a Designated Subsidiary after the Effective Date and is otherwise an Eligible Employee, may participate in the Plan immediately beginning with the first Offering Period that occurs concurrent with or next following either the Effective Date or that individual’s initial date of such employment.

3.02	Leave of Absence

For purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved by the Committee or the Participant’s supervisor; provided, however, that if the period of leave of absence exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

3.03	Eligibility Restrictions

Notwithstanding any provisions of the Plan to the contrary, no employee of the Company or a Designated Subsidiary shall be granted an Option under the Plan:

(a)

if, immediately after the Option is granted, applying the rules under Section 424(d) of the Code to determine Common Stock ownership, such employee would own, immediately after the Option is granted, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; or

(b)

which permits such employee’s rights to purchase stock under the Plan and any other employee stock purchase plans of the Company or any Subsidiary to accrue at a rate that exceeds $25,000 (or such other amount as may be adjusted from time to time under applicable provisions of the Code or Regs) in Fair Market Value of Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

3.04	Participation

(a)       An Eligible Employee may commence participation by completing an Agreement authorizing payroll deductions and filing it with the payroll office of the Company prior to the applicable Enrollment Date. Such an Eligible Employee is referred to as a Participant.

(b)       Any payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article VI.

3.05	Option Grant

On the Enrollment Date of each Offering Period, each Participant participating in the Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the appropriate Option Price) up to a number of shares of Common Stock as determined by dividing the particular Participant’s payroll deductions that have accumulated prior to such Exercise Date and retained in such Participant’s Account as of that Exercise Date by the appropriate Option Price. Such purchase of shares of Common Stock shall be subject to the limitations under Sections 3.03 and 3.09. Exercise of the Option shall occur as provided in Section 3.07, unless the Participant has withdrawn as provided in Article VI. The Option shall expire on the last day of the Offering Period. The Committee may determine that there shall be no Options granted under the Plan for any particular Plan Year.

3.06	Offering Period

The Plan shall be implemented by consecutive Offering Periods of Common Stock. Each Agreement shall specify the Offering Period for which the Option is granted, which shall be determined by the Committee in accordance with the Plan. The Committee shall have the authority to change the duration of Offering Periods, including the commencement dates thereof, with respect to future offerings without approval of the Company’s stockholders. Under such circumstances, any change to the Offering Periods shall be announced at least ten (10) days prior to the scheduled beginning of the initial Offering Period to be affected. In no event, however, shall an Offering Period extend beyond the period permitted under Section 423(b)(7) of the Code.

3.07	Exercise of Option

Unless a Participant provides written notice to the Company, or withdraws from the Plan as provided in Article VI, his Option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the Option shall be purchased for such Participant at the applicable Option Price, using the accumulated payroll deductions in his Account, subject to the limitations under Sections 3.03 and 3.09. No fractional shares shall be purchased. Any payroll deductions accumulated in an Account that are not sufficient to purchase a full share of Common Stock shall be retained in the Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article VI. Any other monies remaining in a Participant’s Account after the Exercise Date shall be returned to the Participant or his Beneficiary in cash, without interest. During a Participant’s lifetime, such Participant’s Option is exercisable only by such Participant.

3.08	Delivery of Stock

(a)       As promptly as practical after each Exercise Date on which a purchase of Common Stock occurs, the Company shall arrange the delivery to each Participant, or his Beneficiary, of a certificate representing the shares of Common Stock purchased upon exercise of such Participant’s Option, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee unless the Participant has delivered to the Committee a written election that certificates representing such shares be issued to him. Shares of Common Stock issued upon exercise of an Option and delivered to or for the benefit of a Participant or Beneficiary will be registered in the name of such Participant or Beneficiary, as the case may be. Alternatively, at the direction of a Participant through written notice to the Committee at least ten (10) days prior to the applicable Exercise Date, such shares shall be registered in the names of such Participant and one other person as may be designated by the Participant, as joint tenants with rights of survivorship, community property or as tenants by the entirety, to the extent permitted by applicable law.

(b)       The Committee may require a Participant or his Beneficiary to give prompt written notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of such Participant’s Option within: (i) two (2) years from the date of granting of such Option to such Participant, (ii) one (1) year from the transfer of such shares of Common Stock to such Participant, or (iii) such other period as the Committee may from time to time determine.

3.09	Maximum Number of Shares

In no event shall the number of shares of Common Stock that a Participant may purchase during any one Offering Period under the Plan exceed the number of shares determined by (a) multiplying twenty percent (20%) of the amount of the Participant’s Compensation for the payroll period immediately preceding the date he is first granted an Option for such Offering Period by the number of payroll periods from such date to the end of such Offering Period, and (b) dividing that product by 85% of the Fair Market Value of a share of Common Stock on such date.

3.10	Withholding

At the time an Option is exercised, or at the time some or all of the Common Stock that is issued under the Plan is disposed of, the Company may withhold from any Compensation or other amount payable to the applicable Participant, or require such Participant to remit to the Company (or make other arrangements satisfactory to the Company, as determined in the Committee’s discretion, regarding payment to the Company of), the amount necessary for the Company to satisfy any Federal, state or local taxes required by law to be withheld with respect to the shares of Common Stock subject to such Option or disposed of, as a condition to delivery of any certificate or certificates for any such shares of Common Stock. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state or local tax or withholding obligations with respect to such payments.

ARTICLE IV

PAYROLL DEDUCTIONS

4.01	Contribution Rate

(a)       At the time a Participant files an Agreement with the Committee authorizing payroll deduction, he may elect to have payroll deductions made on each payday during the Offering Period, and such Contribution Rate shall be a minimum of one percent (1%) and a maximum of ten percent (10%) of the Participant’s Compensation in effect on each payroll period during the Offering Period, unless the Committee determines otherwise in a manner applicable uniformly to all Participants. The payroll deductions shall only be made in whole percentages of the Participant’s Compensation. Participants may not make any separate cash payments outside payroll deductions under the Plan except as otherwise provided in Section 5.04(d) in the event of a Change in Control.

(b)       A Participant may discontinue his participation in the Plan as provided in Article VI, or may elect to decrease the rate of his payroll deductions during the Offering Period by filing a new Agreement with the Committee that authorizes a change in his Contribution Rate. Such election by the Participant to decrease his Contribution Rate shall only be permitted once during each Offering Period. The Committee may, in its discretion, in a fair and equitable manner, limit the number of Participants who change their Contribution Rate during any Offering Period. Any such change in Contribution Rate accepted by the Committee shall be effective with the first full payroll period following ten (10) business days after the Committee’s receipt of the new Agreement authorizing the new Contribution Rate, unless the Committee elects to process a change in the Contribution Rate more quickly. A Participant’s authorization to change his Contribution Rate shall remain in effect for successive Offering Periods unless terminated as provided in Article VI.

(c)       Notwithstanding the foregoing provisions of this Section 4.01, the Committee may decrease a Participant’s Contribution Rate, but not below zero percent, at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 3.03 of the Plan. To the extent necessary in such case, payroll deductions shall recommence at the rate provided in such Participant’s Agreement at the beginning of the first Offering Period that is scheduled to begin in the following Plan Year, unless the Participant withdraws from the Plan in accordance with Article VI.

4.02	Participant Account

All payroll deductions made for a Participant shall be credited to his Account under the Plan.

4.03	Interest

No interest shall accrue on the payroll deductions of a Participant under the Plan. In addition, no interest shall be paid on any and all money that is distributed to a Participant, or his Beneficiary, pursuant to the provisions of Sections 6.01 and/or 6.03.

ARTICLE V

COMMON STOCK

5.01	Shares Provided

(a)       The maximum number of shares of Common Stock that may be issued under the Plan shall be 3,250,000 shares. This number is subject to an adjustment upon any changes in capitalization of the Company as provided in Section 5.04.

(b)       The Committee may determine, in its sole discretion, to include in the number of shares of Common Stock available under the Plan any shares of Common Stock that cease to be subject to an Option or are forfeited or any shares subject to an Option that terminates without issuance of shares of Common Stock actually being made to the Participant.

(c)       If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Offering Period or remaining available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participants in such manner as the Committee determines is fair and equitable.

5.02	Participant Interest

The Participant shall have no interest as a shareholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by his Option until such Option has been exercised in accordance with the Plan and his Agreement.

5.03	Restriction of Shares Upon Exercise

The Committee may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed upon a stock exchange, and that either:

(a)	a registration statement under the Securities Act with respect to the shares shall be effective, or

(b)

the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

5.04	Changes in Capital

(a)       Subject to any required action by the shareholders of the Company, upon changes in the outstanding Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or exchange of shares, merger, recapitalization, consolidation, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, reclassification, or increase or decrease in the number of shares of capital stock of the Company effected without receipt of full consideration therefor, or any other similar change affecting the Company’s capital structure, the Committee shall make appropriate adjustments, in its discretion, to, or substitute, as applicable, the number, class and kind of shares of stock available for Options under the Plan, outstanding Options and the Reserves, the maximum number of shares that a Participant may purchase per Offering Period, the Option Prices of outstanding Options and any other characteristics or terms of the Options or the Plan as the Committee shall determine are necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall be reasonably determined by the Committee. Notice of any such adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment, whether or not such notice has been given, shall be effective and binding for all purposes of the Plan.

(b)       The existence of the Plan and any Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or a Subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or any Subsidiary, any sale or transfer of all or part of the Company’s or a Subsidiary’s assets or business or any other corporate act or proceeding.

(c)       The Board may at any time terminate an Offering Period then in progress and provide, in its discretion, that Participants’ then outstanding Account balances shall be used to purchase shares pursuant to Article III or returned to the applicable Participants.

(d)       In the event of a Change in Control, the Committee may, in its discretion:

(i)

permit each Participant to make a single sum payment with respect to his outstanding Option before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining until the Exercise Date, and provide for termination of the Offering Period then in progress and purchase of shares pursuant to Article III; or

(ii)

provide for payment in cash to each Participant of the amount standing to his Account plus an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Common Stock, or, if higher, the highest Fair Market Value of the Common Stock during the 30 consecutive Trading Days immediately prior to the closing date or expiration date of such transaction, less the Option Price of the Participant’s Option (determined for all purposes of this Section 5.04(d)(ii) using such closing or termination date as the Exercise Date in applying Section 2.23), multiplied by the number of full shares of Common Stock that could have been purchased for such Participant immediately prior to the Change in Control with the amount standing to his Account at the Option Price, and that all Options so paid shall terminate.

ARTICLE VI

WITHDRAWAL

6.01	General

By written notice to the Company, at any time up to 3 days prior to the last day of any particular Offering Period, a Participant may elect to withdraw all of the accumulated payroll deductions in his Account at such time. All of the accumulated payroll deductions credited to such withdrawing Participant’s Account shall be paid to such Participant promptly after receipt of his written notice of withdrawal. In addition, upon the Participant’s written notice of withdrawal, the Participant’s Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares on behalf of such Participant shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Committee a new Agreement authorizing payroll deductions.

6.02	Effect on Subsequent Participation

A Participant’s withdrawal from an Offering Period shall not have any effect upon his eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Subsidiary or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

6.03	Termination of Employment

Upon termination of employment as an Eligible Employee, for any reason, a Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s Account during the Offering Period but not yet used to exercise the Option shall be returned to such Participant, or, in the case of a Participant’s death, the payroll deductions credited to such deceased Participant’s Account shall be paid to his Beneficiary or Beneficiaries, and the Participant’s Option shall be automatically terminated. A transfer of a Participant’s employment between or among the Company and any Designated Subsidiary or Designated Subsidiaries shall not be treated as a termination of employment for purposes of the Plan.

ARTICLE VII

ADMINISTRATION

7.01	Generally

The Plan shall be administered by a committee the members of which are appointed by the Board. The Committee shall consist of no fewer than three (3) members. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to any matters which under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. In addition, the Board shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall be Designated Subsidiaries, the employees of which are eligible to participate in the Plan.

7.02	Authority of the Committee

The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 7.01, subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any Agreements, determine eligibility to participate in the Plan, adopt rules and regulations for administering the Plan, adjudicate and determine all disputes arising under or in connection with the Plan, determine whether a particular item is included in “Compensation,” and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Committee with respect to the Plan or any Agreement shall be final, conclusive and binding on all parties. Except to the extent prohibited by applicable law or the rules of a stock exchange, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any member or members of the management of the Company, and revoke any such delegation.

7.03	Appointment

The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, on the Committee. The Committee may select one member as its Chair and shall hold its meetings at such times and places as it shall deem advisable. It may also hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent the Committee determines to be desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE VIII

MISCELLANEOUS

8.01	Designation of Beneficiary

(a)       A Participant may file with the Committee a written designation of a Beneficiary who is to receive any Common Stock and/or cash from the Participant’s Account in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such Common Stock and cash. Unless a Participant’s written Beneficiary designation states otherwise, the designated Beneficiary shall also be entitled to receive any cash from the Participant’s Account in the event of such Participant’s death prior to exercise of his Option.

(b)      A Participant’s designation of Beneficiary may be changed by the Participant at any time by written notice to the Committee. In the event of the death of a Participant and in the absence of a valid Beneficiary designation under the Plan at the time of such Participant’s death, the Company shall deliver the shares and/or cash to which the deceased Participant was entitled under the Plan to the executor or administrator of the estate of such Participant. If no such executor or administrator has been appointed as can be determined by the Committee, the Company shall deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Committee may designate. Any such delivery or payment shall be a complete discharge of the obligations and liabilities of the Company, the Subsidiaries, the Committee and the Board under the Plan.

8.02	Transferability

Neither payroll deductions credited to the Participant’s Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by will, the laws of descent and distribution, or as provided under Section 8.01. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article VI.

8.03	Conditions Upon Issuance of Shares

(a)       If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(b)       If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Common Stock or Options and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(c)       The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

8.04	Participants Bound by Plan

By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

8.05	Use of Funds

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

8.06	Amendment or Termination

The Board may terminate, discontinue, amend or suspend the Plan at any time, with or without notice to Participants. No such termination or amendment of the Plan may materially adversely affect the existing rights of any Participant with respect to any outstanding Option previously granted to such Participant, without the consent of such Participant, except for any amendment or termination permitted by Section 5.04. In addition, no amendment of the Plan by the Board shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares that may be issued under the Plan or that any Participant may purchase under the Plan in any Offering Period, except pursuant to Section 5.04; (ii) change the class of employees eligible to receive Options under the Plan, except as provided by the Board pursuant to the last sentence of Section 7.01; or (iii) change the formula by which the Option Price is determined under the Plan.

8.07	No Employment Rights

The Plan does not, either directly or indirectly, create an independent right for the benefit of any employee or class of employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and the Plan shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s employment at will relationship with the employee and/or interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time or for any or no reason.

8.08	Indemnification

No current or previous member of the Board, or the Committee, nor any officer or employee of the Company acting on behalf of the Board, or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. All such members of the Board or the Committee and each and every officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation of the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation, or Bylaws, as a matter of law or otherwise.

8.09	Construction of Plan

Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely. The words “Article” and “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise.

8.10	Term of Plan

Following the adoption of the Plan by the Board, and approval of the Plan by the shareholders of the Company who are present and represented at a special or annual meeting of the shareholders where a quorum is present, which approval must occur not earlier than one (1) year before, and not later than one (1) year after, the date the Plan is adopted by the Board, the Plan shall become effective on the Effective Date.

8.11	Unfunded Status of Plan

The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

8.12	Governing Law

The law of the State of New Jersey will govern all matters relating to the Plan except to the extent such law is superseded by the laws of the United States.

EMCORE CORPORATION ATTN: GENERAL COUNSEL 10420 RESEARCH RD SE ALBUQUERQUE, NM 87123

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, March 4, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, March 4, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Robert L. Bogomolny 02 Steven R. Becker 03 Gerald J. Fine 04 Reuben F. Richards, Jr. 05 Stephen L. Domenik

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: In the discretion of the proxies for such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000190328_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

The undersigned hereby appoints Hong Q. Hou and Mark Weinswig, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. local time on Wednesday, March 5, 2014, at EMCORE's offices located at 2015 Chestnut Street, Alhambra, CA 91803, or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1), "FOR" THE RATIFICATION OF KPMG LLP AS EMCORE'S INDEPENDENT AUDITORS IN PROPOSAL (2), "FOR" THE AMENDMENT TO THE EMCORE CORPORATION 2012 EQUITY INCENTIVE PLAN IN PROPOSAL (3), "FOR" THE AMENDMENT TO THE EMCORE CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN IN PROPOSAL (4), "FOR" APPROVING, ON AN ADVISORY BASIS, EXECUTIVE COMPENSATION IN PROPOSAL (5), AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

0000190328_2

Continued and to be signed on reverse side